UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

INDEPENDENT BANK CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 30, 2017

Dear Fellow Shareholder:

I am pleased to invite you to our 2017 Annual Shareholder Meeting, which will be held at 10:00 a.m. on Thursday, May 18, 2017 at the DoubleTree by Hilton Boston, 929 Hingham Street, Rockland, Massachusetts. The formal meeting notice and proxy statement on the following pages contain information about the meeting. We are once again pleased to reduce the environmental impact of our proxy materials and lower the costs of delivery by furnishing you with a notice with instructions on how to access proxy materials over the internet and vote online. We will provide access to our proxy materials over the internet beginning on or about April 5, 2017 for the holders of record and beneficial owners of our common stock as of the close of business on March 24, 2017, the record date for our annual meeting. If you would like to receive a printed copy of proxy materials the notice provides instructions on how to request them.

Every shareholder vote is important. You can ensure that your shares are represented at the annual meeting by voting and submitting your proxy as promptly as possible. Voting procedures are described in the proxy statement.

I am extremely pleased that my colleague Gerard F. Nadeau, who has led our commercial lending division for many years, recently agreed to serve as the President of Rockland Trust and join me on our Board. I continue to serve as the Chief Executive Officer and President of our company and as the Chief Executive Officer of Rockland Trust, and look forward to working closely with Gerry to perpetuate our success for years to come.

Two of our directors, William P. Bissonnette and Maurice H. Sullivan, Jr., will retire this year upon reaching the age of 72, the mandatory retirement age established by our governance principles. On behalf of our grateful shareholders, and the rest of our Board, I thank Bill and Maurice for their devoted service.

Mindful of the need for our Board composition to evolve to match our growing size and sophistication, the nominating committee has been hard at work developing director recruitment criteria to identify potential candidates whose experience can further strengthen our Board and provide for an orderly succession as current directors retire. Those ongoing efforts led to the appointment of Mary L. Lentz to our Board last fall and will lead to other announcements in the near future that will further strengthen our Board.

Thank you for your support. I hope to see you at the annual meeting.

Cordially,
Christopher Oddleifson
President and Chief Executive Officer
Independent Bank Corp.
Chief Executive Officer
Rockland Trust Company

DIRECTIONS TO ANNUAL MEETING

93
BOSTON
90
NORFOLK
COUNTY
3
Rockland
3A
495
PLYMOUTH
COUNTY
44
BRISTOL
COUNTY
95
Providence

DRIVING DIRECTIONS

From Boston and Points North:

•	Take Route 93 South to Route 3 South

•	Take Exit 14 (Rockland, Nantasket) off Route 3

•	At the end of the exit ramp bear right onto Hingham Street (Route 228)

•	The DoubleTree by Hilton Boston is located approximately 0.4 miles on the left behind Bellas Restaurant.

From Cape Cod:

•	Take Route 3 North to Exit 14 (Rockland, Nantasket)

•	At the end of the exit ramp turn left onto Hingham Street (Route 228)

•	The DoubleTree by Hilton Boston is located approximately 0.7 miles on the left behind Bellas Restaurant.

NOTICE OF ANNUAL SHAREHOLDER MEETING

The Annual Shareholder Meeting of Independent Bank Corp. will be held at the

DOUBLETREE BY HILTON BOSTON
929 Hingham Street
Rockland, Massachusetts 02370
on May 18, 2017 at 10:00 a.m.

At the annual meeting we will ask you to:

(1)	Reelect William P. Bissonnette, Daniel F. O'Brien, Christopher Oddleifson, Maurice H. Sullivan, Jr., and Brian S. Tedeschi as Class III Directors;

(2)	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017;

(3)	Approve the Company’s 2017 Executive Incentive Plan;

(4)	Approve, on an advisory basis, the compensation of our named executive officers;

(5)	Approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; and

(6)	Transact any other business which may properly come before the annual meeting.

You may vote at the annual meeting if you were a shareholder of record at the close of business on March 24, 2017.

Important Notice Regarding Internet Availability of Proxy Materials for the May 18, 2017 Shareholder Meeting: The Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2016 are available at www.envisionreports.com/INDB.

By Order of the Independent Bank Corp. Board of Directors

Rockland, Massachusetts	Edward H. Seksay

March 30, 2017	General Counsel and Secretary

YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN. Please promptly vote your shares. Voting procedures are described in the proxy statement.

INDEPENDENT BANK CORP. PROXY STATEMENT

EXECUTIVE OFFICER INFORMATION
Executive Officers	25
Relationship Between Compensation Policies and Risk	27
Compensation Committee Report	27
Compensation Discussion and Analysis	28
Executive Compensation Summary	28
Compensation Committee - Composition and Responsibility	28
Compensation Philosophy	30
Use of Peer Groups and Survey Information	30
Compensation Program Elements	31
Base Salary	31
Annual Cash Incentive Compensation	31
Incentive Compensation Recovery Policy	33
Long-Term Equity Compensation	33
Executive Stock Ownership Guidelines	33
Retirement Benefits	34
Employment Agreements	35
CEO Employment Agreement	36
Executive Officer Employment Agreements	37
Table of Potential Benefits Payable Upon Termination or Change in Control	38
Tabular Disclosures Regarding Executive Officers	39
Summary Compensation Table	39
Grants of Plan-based Awards	40
Outstanding Equity Awards at Fiscal Year End	41
Option Exercises and Stock Vested	43
Pension Benefits	43
Nonqualified Deferred Compensation	44

STOCK OWNERSHIP AND OTHER MATTERS
Common Stock Beneficially Owned by: any Person or Entity who Owns 5% or More of our Common Stock, our Directors and Named Executives, and all of our Executive Officers and Directors as a Group	46
Section 16(a) Beneficial Ownership Reporting Compliance	47
Solicitation of Proxies and Expenses of Solicitation	47

APPENDIX
Appendix A - 2017 Executive Incentive Plan	48

PROXY SUMMARY
This summary highlights information described in more detail elsewhere in this proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information about our Company’s 2016 performance, please review our 2016 Annual Report on Form 10-K.

2017 Annual Shareholder Meeting

Date and Time:	Thursday, May 18, 2017, at 10:00 a.m. eastern time
Place:	DoubleTree by Hilton Boston 929 Hingham Street Rockland, Massachusetts 02370
Record Date:	March 24, 2017

Voting Matters and Board Recommendations
	Proposal				Board Recommendation	For More Information
Proposal 1 -	Reelect William P. Bissonnette, Daniel F. O’Brien, Christopher Oddleifson, Maurice H. Sullivan, Jr., and Brian S. Tedeschi as Class III Directors				“FOR” all nominees	Page	4
	Name	Age	Director Since	Primary Occupation	Committee Memberships	Independent
	William P. Bissonnette	71	2009	Retired CPA	E, T	✓
	Daniel F. O’Brien	61	2009	CPA and Lawyer	A, C, E, T	✓
	Christopher Oddleifson	58	2003	President and CEO	E, T	CEO
	Maurice H. Sullivan, Jr.	71	2015	Retired CEO and Lawyer	E, T	✓
	Brian S. Tedeschi	67	1980	Retired Real Estate Developer	E, T	✓
	A - Audit Committee T - Trust Committee E - Executive Committee C - Compensation Committee
Proposal 2 -	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017				“FOR”	Page	5
Proposal 3 -	Approve the Company's 2017 Executive Incentive Plan				“FOR”	Page	6
Proposal 4 -	Approve, on an advisory basis, the compensation of our named executive officers				“FOR”	Page	10
Proposal 5 -	Select, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers				for “1 Yr.”	Page	10

How to Cast Your Vote
The Board of Directors of Independent Bank Corp. is soliciting proxies for use at the Annual Shareholder Meeting to be held on May 18, 2017, and at any adjournment or postponement of the meeting. The proxy materials were first made available to shareholders on or about April 5, 2017.

Your vote is important. Please cast your vote and play a part in the future of Independent Bank Corp.

Even if you plan to attend our Annual Shareholder Meeting in person, please cast your vote as soon as possible by:

Internet www.envisionreports.com/INDB.		Telephone		Mail
The voting deadline is 11:59 p.m., Eastern Time, on May 17, 2017. Stock in the Rockland Trust Company Employee Savings, Profit Sharing and Stock Ownership Plan must be voted by May 16, 2017.

2017 PROXY STATEMENT

THE ANNUAL MEETING AND VOTING PROCEDURES

This proxy statement contains information about the 2017 Annual Shareholder Meeting of Independent Bank Corp. The meeting will be held on Thursday, May 18, 2017, beginning at 10:00 a.m. at the DoubleTree by Hilton Boston, 929 Hingham Street, Rockland, Massachusetts. Independent Bank Corp. is, for ease of reference, referred to in this proxy statement as the "Company." Rockland Trust Company, our wholly-owned bank subsidiary, is for ease of reference referred to in this proxy statement as "Rockland Trust."

What is the purpose of the annual meeting?

At the annual meeting, shareholders will vote upon the matters that are summarized in the formal meeting notice. This proxy statement contains important information for you to consider when deciding how to vote. Please read it carefully.

Who can vote?

Shareholders of record at the close of business on March 24, 2017 are entitled to vote. Each share of common stock is entitled to one vote at the annual meeting. On March 24, 2017, there were 27,048,829 shares of our common stock outstanding and eligible to vote.

How do I vote?

If you are a registered shareholder (that is, if you hold shares directly registered in your own name) you have four voting options:

•	Over the internet at the internet address shown on your Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”);

•	By telephone, by calling the telephone number on your proxy form;

•	By mail, by completing, signing, dating, and returning your proxy form; or

•	By attending the annual meeting and voting your shares in person.

If your shares are held in the name of a bank, broker, or other nominee, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the bank, broker, or other nominee that holds your shares. Although most banks, brokers, and nominees also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from the bank, broker, or other nominee that holds your shares and present that proxy, along with proof of your identity, at the meeting.

If shares are held for your benefit in a retirement or deferred compensation plan sponsored by the Company or by Rockland Trust, your ability to vote them will depend upon the terms and conditions of the plan and the voting process of the plan administrator or trustee. If you are contacted by a plan administrator or trustee please follow their directions carefully.

If you are a registered holder or hold your shares in street name, votes submitted by internet or telephone must be received by 11:59 p.m. eastern time on May 17, 2017. For Company stock you own in the Rockland Trust Company Employee Savings,

Profit Sharing and Stock Ownership Plan, your proxy card or voting instructions must be received by May 16, 2017. All outstanding shares of common stock for which you have provided instructions that are received by the applicable deadline will be voted.

Even if you plan to attend the meeting, you are encouraged to vote by proxy prior to the meeting.

Can I change my vote?

You may revoke your proxy and change your vote at any time before voting begins at the annual meeting.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing a written notice of revocation with our Secretary at least one business day prior to the meeting, (ii) submitting a duly executed proxy bearing a later date which is received by our Secretary prior to the deadlines noted above, or (iii) by appearing at the meeting in person and giving our Secretary proper written notice of his or her intention to vote in person.

If your shares are held in street name, you should contact your bank, broker, or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker, or other nominee giving you the right to vote your shares at the meeting, you may change your vote by attending the meeting and voting in person.

Who is asking for my vote?

The Independent Bank Corp. Board of Directors (the “Board”) is requesting your vote. We filed a definitive proxy statement with the United States Securities and Exchange Commission ("SEC") on March 30, 2017 and the Board anticipates that it will be made available via the internet on April 5, 2017.

What are the Board's voting recommendations?

The Board recommends that you vote as follows:

(1)    “FOR” the reelection of each of William P. Bissonnette, Daniel F. O'Brien, Christopher Oddleifson, Maurice H. Sullivan, Jr., and Brian S. Tedeschi to serve as Class III Directors.

(2)    “FOR” the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017.

(3)    “FOR” approval of the Company’s 2017 Executive Incentive Plan.

(4)    “FOR” approval of the advisory vote on the compensation of our named executive officers.

(5)     For "ONE YEAR" on the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.

Each proxy that the Board receives that is not timely revoked, in writing, will be voted in accordance with the instructions it contains. If you submit your proxy but do not specify how you want your shares to be voted, they will be voted in accordance with the Board’s recommendations. The Board will only use proxies received prior to or at the annual meeting and any adjournments or postponements thereof for which no new record date is set. Upon such other matters as may properly come before the meeting, the persons appointed as proxies will vote in accordance with their best judgment.

How many votes are needed?

Assuming a quorum is present, the vote required for approval of the matters to be considered is as follows:

•	Proposal 1: A majority of votes cast by shareholders present, in person or by proxy, at the annual meeting is required for the election of directors in uncontested elections.

•	Proposal 2: A majority of votes cast by shareholders present, in person or by proxy, is required to approve the ratification of the appointment of our independent registered accounting firm.

•	Proposal 3: A majority of votes cast by shareholders present, in person or by proxy, is required to approve the Company’s 2017 Executive Incentive Plan.

•	Proposal 4: A majority of votes cast by shareholders present, in person or by proxy, is required to approve the advisory proposal on the compensation of our named executive officers.

•
Proposal 5: The frequency of one year, two years or three years receiving the greatest number of votes cast by shareholders present, in person or by proxy, will be considered the expressed preference of shareholders with respect to the frequency of future advisory votes on the compensation of our named executive officers.

Abstentions and broker non-votes are not considered votes cast and accordingly are disregarded for purposes of determining whether a proposal has been approved. Approval by a “majority of votes cast” means that the number of votes cast “FOR” must exceed the number of votes cast “AGAINST”.

Banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. If a matter is not considered “routine” then the bank, broker, or other nominee may not vote shares with respect to that non-routine matter if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and cannot vote the customer's shares because the matter is not considered routine.

The only proposal before the meeting this year that is deemed a “routine” matter is the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm. This means that if your shares are held in street name, your bank, broker, or other nominee can vote your shares on that proposal even if you do not provide timely instructions for voting your shares. All other proposals are not considered “routine” matters. As a result, if you do not instruct your bank, broker, or nominee how to vote with respect to these proposals, your bank, broker, or nominee may not vote on them and a broker “non-vote” will occur.

Who can attend the meeting?

Shareholders of record and beneficial owners as of March 24, 2017 may attend the meeting, accompanied by one guest. Even if you plan to attend the annual meeting we encourage you to vote your shares by proxy. If you choose to attend, please bring proof of stock ownership and proof of your identity with you.

How many shareholders need to attend the meeting?

In order to conduct the meeting, a majority of shares entitled to vote as of the record date, or at least 13,524,415 shares, must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. Abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.

Where can I find the voting results from the meeting?

The voting results will be reported in a Form 8-K, which will be filed with the SEC within four business days of the meeting.

Householding of annual meeting materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that if a household participates in the householding program, it will receive one envelope containing the Notices of Internet Availability for all shareholders in the household (or, as the case may be, one set of proxy materials and a separate proxy card for each shareholder account in the household). If applicable, please vote all proxy cards enclosed in such a package. We will promptly deliver the Notice of Internet Availability separately, or deliver multiple copies of the proxy statement materials, to you if you contact us at the following address or telephone number: Edward H. Seksay, General Counsel and Secretary, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370; telephone: (781) 982-6158. If you want to receive the Notice of Internet Availability separately or receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the address or telephone number above.

Participation in householding will not affect or apply to any of your other shareholder mailings. Householding saves us money by reducing printing and postage costs, and is environmentally friendly. It also creates less paper for participating shareholders to manage. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

PROPOSALS TO BE VOTED UPON AT ANNUAL MEETING

Election of Directors (Proposal 1):

Our Board of Directors currently has 15 members. The Company's articles of organization provide that the Board shall be divided into three classes as nearly equal in number as possible, and that the members of each class are to be elected for a term of three years.

Directors continue to serve until their three-year term expires and until their successors are elected and qualified, unless they earlier reach the mandatory retirement age of 72, die, resign, or are removed from office. One class of directors is elected annually.

The Board or the Nominating and Corporate Governance Committee of the Board, which we sometimes refer to in this proxy statement as the nominating committee, selects director nominees to be presented for shareholder approval at the annual meeting, including the nomination of incumbent directors for reelection and the consideration of any director nominations submitted by shareholders. For information relating to the nomination, or recommendation for nomination, of directors by our shareholders, see “Board of Directors Information - Shareholder Director Nominations and Recommendations” below.

All director candidates are evaluated in accordance with the criteria set forth in the Company's Governance Principles, which may be viewed by accessing the Investor Relations link on the Rockland Trust website: http://www.rocklandtrust.com., with respect to director qualifications. (We have included references to the Rockland Trust website address at different points in this proxy statement as an inactive textual reference and do not intend it to be an active link to our website. Information contained on our website is not incorporated by reference into this proxy statement.) In evaluating the qualifications of potential new directors, the Board considers a set of recruitment criteria intended to, based upon the characteristics of the then current Board, take Board diversity into account with respect to personal attributes and characteristics, professional experience, skills, and other qualifications. For incumbent directors, the Board and the nominating committee also consider the director’s attendance and participation in, and overall contribution to, the work of the Board. Directors must be willing to devote sufficient time to carry out their duties and responsibilities and should be committed to serving on the Board for an extended period of time.

The Company’s By-Laws and governance principles provide for majority voting in uncontested director elections. In an uncontested election, if an incumbent director standing for election is not reelected by a majority of the votes cast, the director is required to promptly tender a notice of resignation to the Board. The resignation is not effective unless accepted by the Board. The nominating committee would then recommend whether the Board should accept or reject a tendered resignation. In determining whether to accept a tendered resignation, the Board would consider the potential impact of the resignation on compliance with applicable legal and listing standards and any other factors deemed relevant. The decision of the Board would be promptly disclosed in a Form 8-K. In contested director elections, the vote standard would be a plurality of votes cast.

All nominees currently serve on our Board. The Board and the nominating committee, with the directors up for reelection abstaining, have nominated William P. Bissonnette, Daniel F. O'Brien, Christopher Oddleifson, Maurice H. Sullivan, Jr., and Brian S. Tedeschi, whom we refer to in this proxy statement as the "board nominees," for reelection at the annual meeting to the class of directors whose terms will expire at the 2020 annual meeting, with the anticipation that in accordance with the mandatory retirement age established by our governance principles Mr. Sullivan and Mr. Bissonnette will retire from the Board during 2017 when they reach the age of 72. In nominating each of the board nominees for reelection, the Board or the nominating committee determined that the board nominees possess the specific experience, qualifications, attributes, and skills described below under "Board of Directors Information" to serve as a director of the Company and Rockland Trust. There are no agreements or arrangements between any director or director nominee and any third party other than the Company relating to compensation or other payments in connection with any director or director nominee’s candidacy or service as a director.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the reelection of the board nominees. Each of the board nominees has consented to serve, and we have no reason to believe that any of the board nominees will be unable to serve if elected. If, however, any of the board nominees should not be available for election at the time of the annual meeting, it is the intention of the persons named as proxies to vote the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other person or persons as may be designated by the Board or, in the absence of such designation, in such other manner as they may, in their discretion, determine.

The Board unanimously recommends that you vote
FOR the reelection of each of the board nominees. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 2):

The audit committee has appointed the firm Ernst & Young LLP (“EY”) to serve as the Company's independent registered public accounting firm for 2017. While we are not required to have shareholders ratify the selection of EY as our independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter and is therefore submitting the selection of EY for ratification by shareholders as a matter of good corporate practice.

The following table shows the fees paid or accrued by us for professional services provided by EY during 2016 and 2015:

	2016	2015
Audit Fees	$819,576	$891,845
Audit-Related Fees (1)	108,000	104,500
Tax-Related Fees	—	12,910
All Other Fees (2)	65,260	1,995
Totals	$992,836	$1,011,250

(1) Audit-related fees are associated with the employee benefit plan and other subsidiary stand-alone audits.
(2) Other fees are associated with a subscription to an online research tool and a one time fee for a web application assessment.

The audit committee has considered the nature of the other services provided by EY and determined that they are compatible with the provision of independent audit services. The audit committee has discussed the other services with EY and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002.

The Board recommends that shareholders vote in favor of ratifying EY as our independent registered public accounting firm. If shareholders do not ratify selection of our independent registered public accounting firm, the audit committee will reconsider the appointment of EY at the appropriate time. We anticipate, however, that there would be no immediate change in our independent registered public accounting firm this year if shareholders do not ratify the selection of EY because of the practical difficulty and expense associated with making such a change mid-year. Even if shareholders ratify the selection of EY the audit committee may, in its discretion, change our independent registered public accounting firm at any time if it determines that it would be in the best interests of the Company to do so.

An EY representative is expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

The Board unanimously recommends that you vote FOR the ratification of the appointment of EY as the Company's independent registered public accounting firm.
Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Approval of 2017 Executive Incentive Plan (Proposal 3)

On March 16, 2017, our Board adopted the Independent Bank Corp. 2017 Executive Incentive Plan (the “2017 Executive Incentive Plan”). The Board adopted the 2017 Executive Incentive Plan to benefit the Company and its shareholders by maximizing the tax deductibility of cash incentive compensation payments made to employees designated as participants in the 2017 Executive Incentive Plan.

Compensation that qualifies as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)) is not subject to the one million dollar federal income tax deduction limit that otherwise applies under Section 162(m) to compensation paid to “covered employees”. Under 162(m) “covered employees” are defined as the CEO and the three other most highly compensated named executive officers, other than the chief financial officer. To qualify 2017 Executive Incentive Plan performance-based compensation payments under Section 162(m), among other requirements, the material terms of the 2017 Executive Incentive Plan and the performance goals that may be used to structure performance-based compensation must be disclosed to, and approved by, shareholders at least every five years.
The 2017 Executive Incentive Plan is an element of our overall compensation strategy to align employee compensation with our annual performance and to enable us to attract, retain, and reward individuals who contribute to our success and motivate them to enhance the value of our Company.

A summary of the principal terms of the 2017 Executive Incentive Plan is set forth below. The following summary is qualified by reference to the full text of the 2017 Executive Incentive Plan, a copy of which is attached as Appendix A to this proxy statement and incorporated by reference into this proposal:

Administration. Pursuant to Section 162(m), the committee that administers awards intended to qualify as performance-based incentive compensation under 162(m) (“162(m) Awards”) must consist of at least two members of the Board, each of whom must be an “outside director” within the meaning of Section 162(m). The 2017 Executive Incentive Plan specifies that the Plan will be administered by the compensation committee of the Board; provided, however if any member of the compensation committee does not qualify as an “outside director” for purposes of Section 162(m) (or any successor standard), that individual shall not participate in the granting or administration of Awards intended to qualify as performance-based compensation exempt from the limitation on deductibility imposed by Section 162(m); provided, further, however, that the inadvertent participation by any member of the compensation committee not so qualified shall not otherwise invalidate any action or determination made by the compensation committee. The compensation committee will have full power and authority to construe and interpret the 2017 Executive Incentive Plan, subject to its terms and conditions. Currently, the compensation committee consists of directors Daniel O’Brien, who acts as Chair, Donna Abelli, Kevin Jones, and Eileen Miskell, each of whom qualifies an “outside director” within the meaning of Section 162(m).

Eligible Participants. The 2017 Executive Incentive Plan provides that the compensation committee has the power and authority to designate any of our executive officers and other key employees (as well as any executive officers and key employees of any of our subsidiaries) as participants. Accordingly, the number of participants will vary from time to time as determined by the compensation committee. Because we operate other cash incentive plans for other groups of our employee population, we expect participants will generally be limited to the employees who serve from time to time as our executive officers (as determined by reference to Exchange Act Rule 3b-7). We expect this group will typically consist of a range of 5 to 8 individuals.

Maximum Award. The maximum aggregate potential incentive amount that may be earned under the 2017 Executive Incentive Plan by any participant for any fiscal year is $2,000,000.

Determination of Performance Targets. No later than 90 days after the beginning of a performance period (or an earlier or later date as may be required or permitted by Section 162(m)), the compensation committee will, with respect to 162(m) Awards:

•	designate each selected participant for the performance period,

•	determine and establish in writing one or more performance goals applicable for awards granted to the selected participant during the performance period,

•
establish one or more specific performance targets related to each performance goal and the incentive amounts that could be earned for the performance period by the participant upon attainment of the target goals, and

•	specify the relationship between the performance target and the incentive amount that may be earned by each participant during the performance period.

Performance Period. Unless otherwise determined by the compensation committee, the performance period for an award will be one fiscal year.

Performance Measures. In the case of any 162(m) Award, the Performance Goals with respect to which the compensation committee may establish Performance Targets shall relate to one or more of the following performance criteria, as the compensation committee deems appropriate in its sole discretion (in each case as established by the compensation committee within the time periods and with the specificity intended to meet the requirements of Section 162(m)):

i.
earnings or earnings per share and any potential variant of earnings or earnings per share, including but not limited to net earnings per share, diluted earnings per share, diluted net earnings per share, operating earnings or operating earnings per share, operating net earnings per share, operating diluted earnings per share, operating diluted net earnings per share, adjusted operating earnings, net earnings from continuing operations, EBITA, adjusted EBITA, EBITDA, adjusted EBITDA;

ii.
return on assets and any potential variant of return on assets, including but not limited to return on net assets, return on average assets, core return on average assets, cash return on average assets;

iii.
return on equity and any potential variant of return on equity, including but not limited to core return on equity, return on average equity, return on average tangible common equity, return on average common tangible equity, cash return on average tangible equity;

iv.	return on capital and any potential variant of return on capital, including but not limited to return on invested capital, average assets, shareholder equity as a percentage of assets;

v.
income and any potential variant of income, including but not limited to income before or after taxes, net income or net income before or after taxes, interest income, net interest income, noninterest income, noninterest income as a percentage of revenue, noninterest income as a percentage of revenue on an operating basis;

vi.	cash flow and any potential variant of cash flow, including but not limited to operating cash flow, free cash flow, or free cash flow per share;

vii.
asset quality and any potential variant of asset quality, including but not limited to asset quality of loan portfolio, credit quality, net charge-offs or net charge-off percentage, net recoveries, charge-offs, recoveries, reduction in nonperforming assets, delinquency, delinquency as a percentage of loans, allowance for loan losses, provision for loan losses as a percentage of loans, impairments, nonperforming loans, asset quality ratios;

viii.	internal rate of return, increase in net present value;

ix.	revenue, gross revenues, and pre-provision net revenue;

x.	gross margins, efficiency ratios, operating efficiency ratio;

xi.	expenses, expense reduction, expense control, expense efficiency ratios, noninterest expenses;

xii.	strategic plan development and implementation;

xiii.	capital levels, capital preservation (core or risk based);

xiv.	loan growth, loan closings, loan sales, loan portfolio composition;

xv.	stock price (including, but not limited to, total shareholder return, stock price, stock price appreciation, market capitalization or market share);

xvi.	sustainability measures (such as percentage reduction in paper consumption);

xvii.	growth in managed assets, return on securities held for investment, return on securities portfolio;

xviii.	book values, tangible book value;

xix.	change in deposits (including but not limited to an increase, decrease, or change in mix of deposits);

xx.	net interest margin, net interest margin on a fully tax equivalent basis;

xxi.	capital ratios, leverage ratios, risk-weighted assets, equity to assets ratio, dividend payout ratio;

xxii.	profit and any potential variant of profit or profitability (including, but not limited to, net income).

A Performance Goal and/or Performance Target need not be based upon an increase or positive result under a business criterion and could include, for example, maintaining the status quo or limiting economic losses. The Performance Targets may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time. Performance Targets may be measured in terms of our performance (or performance of the applicable subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Adjustments to Performance Targets. At the time the compensation committee determines the terms of the Award, the compensation committee may specify adjustments to be applied to the calculation of the Performance Targets with respect to the relevant Performance Period to take into account certain items to the extent identified in the financial statements of the Company, including footnotes or in the Management’s Discussion and Analysis of Financial Condition accompanying the financial statements, or in the Compensation Discussion and Analysis section, if any, of the Company’s annual proxy statement, including, without limitation, any one or more of the following:

i.	the impact of changes in GAAP, tax rates, tax provisions, tax valuation allowances, regulations, or laws;

ii.	the gain, loss, income, cost or expense reported publicly by the Company that are unusual in nature or infrequent in occurrence determined in accordance with GAAP;

iii.	the gain, loss, income, cost or expense resulting from the disposition of a business, in whole or in part, or the sale of investments or non-core assets;

iv.	the gain, loss, income, cost or expense from litigation or claims or settlements, including, but not limited to, tax claim judgments or settlements;

v.	the gain, loss, income, cost or expense from regulatory proceedings or inquiries to the extent such proceedings or inquiries are not routine or ordinary course proceedings or inquiries;

vi.	the gain, loss, income, cost or expense related to insurance recoveries, including, but not limited to, life insurance benefits;

vii.	the impact of impairment of tangible or intangible assets, including, but not limited to, impairment on acquired facilities;

viii.	the impact of restructuring or business recharacterization activities, including, but not limited to reductions in force, that are reported publicly by the Company;

ix.
mergers and acquisition costs or expenses or impacts, purchase accounting items, acquisition integration costs or expenses, or costs or expenses or other impacts from acquisitions or dispositions of assets or liabilities;

x.	pension costs or expenses;

xi.	the gain, loss, income, cost or expense from the sale of securities, including but not limited to fixed income securities;

xii.	the gain, loss, income, cost or expense on extinguishment of debt;

xiii.	the gain, loss, income, cost or expense on termination of derivatives; or

xiv.	severance or termination related costs or expenses.

Notwithstanding anything to the contrary in the 2017 Executive Incentive Plan, the compensation committee’s adjustment of any Performance Target(s) to take into account any of the items identified above shall not preclude the compensation committee’s exercise of negative discretion to the extent permitted under the 2017 Executive Incentive Plan.

Determination of Awards. Following the completion of each performance period with respect to 162(m) Awards, the compensation committee is required to certify in writing whether the applicable performance targets have been achieved and the incentive amounts, if any, payable to the selected participants for that performance period. The compensation committee will then decide whether to use its discretion to reduce the incentive amount payable to take into account any additional factors that the compensation committee may deem relevant to the assessment of the selected participant. The exercise of negative discretion with respect to one participant is not permitted to result in an increase in the amount payable to another participant.

Form and Payment of Awards. Awards will be only paid in cash. Awards will generally be paid no later than 2 1/2 months following the end of the applicable performance period. The compensation committee may also require or permit deferral of all or any portion of an award in accordance with the terms of the 2017 Executive Incentive Plan. Except to the extent otherwise expressly set forth in the 2017 Executive Incentive Plan, no award will be paid to a participant unless the participant is employed by the Company or a Subsidiary on the date of payment.

Termination of Employment. If a participant’s employment with us and our subsidiaries terminates prior to the payment date by reason of the participant’s retirement, death, or disability the participant will remain eligible to receive a prorated award with respect to the year of his or her termination. In addition, if a participant’s employment agreement or a severance plan provides for different treatment upon termination of employment, whether as a result of death, disability or otherwise, the participant’s award will be paid to the extent provided by the employment agreement or severance plan.

Clawback. Awards made under the 2017 Executive Incentive Plan are subject to the Company’s Incentive Compensation Recovery Policy, as it now exists or as it may be revised or amended in the future.

Effective Date. The 2017 Executive Incentive Plan became effective upon its adoption by the Board on March 16, 2017.

Amendment and Termination. Subject to any applicable laws, rules, and regulations, the Board or the compensation committee may, at any time, amend, suspend, discontinue, or terminate the 2017 Executive Incentive Plan. However, to the extent necessary to continue to qualify the amounts payable as performance-based compensation under Section 162(m), no such action will be effective without approval by our shareholders.

Shareholder Approval. The Company is seeking shareholder approval of the material terms of the 2017 Executive Incentive Plan. The Company may grant awards prior to shareholder approval of the 2017 Executive Incentive Plan. If shareholder approval is not obtained, the 2017 Executive Incentive Plan and any awards made under the 2017 Executive Incentive Plan shall terminate and be of no further force and effect.

Requirements of 162(m). Shareholder approval of the material terms of the 2017 Executive Incentive Plan is only one of several requirements under Section 162(m) that must be satisfied for awards under the 2017 Executive Incentive Plan to qualify for the performance-based compensation exemption. The rules and regulations promulgated under Section 162(m) are complicated and may change, sometimes with retroactive effect. As such, there can be no guarantee that any award intended to qualify as performance-based compensation within the meaning of Section 162(m) will so qualify. In addition, nothing in this proposal precludes the Board, compensation committee, or the Company from making any payment or granting awards, under the 2017 Executive Incentive Plan or otherwise, that do not qualify for tax deductibility under Section 162(m).

The Board believes that it is in the best interest of the Company and its shareholders to enable the compensation committee, as the compensation committee deems appropriate, to implement compensation arrangements that can qualify as tax-deductible, performance-based compensation under Section 162(m). The Board adopted the 2017 Executive Incentive Plan to help facilitate that objective. Shareholder approval of the 2017 Executive Incentive Plan is one of the requirements to position the Company to grant tax-deductible, performance-based compensation that meet the requirements of Section 162(m). The Board is therefore recommending that shareholders approve the 2017 Executive Incentive Plan.

The Board unanimously recommends that you vote FOR
the approval of the 2017 Executive Incentive Plan.
Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Advisory Vote on Executive Compensation (Proposal 4):

The Company is providing shareholders with an advisory (non-binding) vote on the compensation of our named executive officers (sometimes referred to as our “say on pay” vote). In accordance with the preference expressed by our shareholders at our 2011 annual meeting, we currently hold an annual say on pay vote. Accordingly, you may vote on the following resolution at the 2017 annual meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

This vote is nonbinding. The Board and the compensation committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
As discussed in the Compensation Discussion and Analysis in this proxy statement, the Board of Directors believes that our compensation policies and procedures are designed to provide a strong link between executive officer compensation and our short and long-term performance. The objective of the Company's compensation program is to provide compensation which is competitive, variable based on our performance, and aligned with the long-term interests of shareholders. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

The Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Advisory Vote on the Frequency of
Future Advisory Votes on Executive Compensation (Proposal 5):

In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, in accordance with applicable law the Company is again providing shareholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two, or three years.

In 2011, when shareholders first cast an advisory vote on the frequency of future advisory votes on executive compensation, more than a majority of shareholders expressed a preference for a frequency of “every year” as the optimal interval for the advisory vote on executive compensation. The Company has been providing shareholders with an advisory “say on pay” vote on executive compensation on an annual basis since then. The Board recommends continuing with an annual advisory vote to provide a regular, consistent means for the Company’s shareholders to provide feedback to the Board regarding the Company’s executive compensation programs.

As required by law, shareholders are being provided with the opportunity to choose among four voting options, namely whether the advisory vote on executive compensation should occur every one, two, or three years, or abstaining. Shareholders are therefore being asked to select their preference for frequency and are not voting to approve or disapprove the Board’s recommendation.

Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, the Board and the compensation committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board of Directors unanimously recommends that you vote for the option of “ONE YEAR” for the frequency of future advisory votes on executive compensation. Proxies solicited by the Board
will be so voted in the absence of direction to the contrary.

Other Matters

The proxy also confers discretionary authority with respect to any other business which may come before the annual meeting, including rules for the conduct of the meeting. The Board knows of no other matter to be presented at the meeting. It is the intention of the person named as proxy to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the meeting.

BOARD OF DIRECTOR INFORMATION

For purposes of this proxy statement the ages of the board nominees, and our other directors, have been computed as of our annual meeting date.

The Board of the Company is currently comprised of the individuals listed below:

Class III Directors (Nominated For Reelection at this Meeting For a Term Expiring in 2020):

Experience: Mr. Bissonnette, 71, is a retired certified public accountant. Until his retirement in 2012, Mr. Bissonnette served as a partner in the firm of Little & Bissonnette, CPAs located in Holliston, Massachusetts for decades. Mr. Bissonnette has served as a director of Rockland Trust and the Company since 2009. Mr. Bissonnette previously served as a director and Chair of the compensation committee of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank until 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Bissonnette is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, his prior service as a director of another bank, and his designation as a certified public accountant.

William P. Bissonnette Director since 2009 Committees ➢ Executive ➢ Trust

Experience: Mr. O'Brien, 61, is a certified public accountant and, for at least the last five years, has been owner and president of O'Brien, Riley and Ryan, a CPA firm located in Braintree, Massachusetts. Mr. O'Brien is also the manager of State Street Wealthcare Advisors, LLC, a financial services company. Mr. O'Brien is also a practicing attorney. Mr. O'Brien has served as a director of Rockland Trust and the Company since 2009. Mr. O'Brien previously served as a director and member of the audit committee of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank until 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. Mr. O'Brien also previously served as a director of Chart Bank until it was merged with and into Benjamin Franklin Bank, and served as chair of the Chart Bank audit committee.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. O'Brien is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, his prior service as a director of other banks, and his designation as a certified public accountant.

Daniel F. O'Brien Director since 2009 Committees ➢ Audit ➢ Compensation, Chair ➢ Executive ➢ Trust

Experience: Mr. Oddleifson, 58, has served as President and Chief Executive Officer of the Company and as the Chief Executive Officer of Rockland Trust since 2003. Mr. Oddleifson was also the President of Rockland Trust from 2003 to 2017. From 1998 to 2002 Mr. Oddleifson was President of First Union Home Equity Bank, a national banking subsidiary of First Union Corporation in Charlotte, North Carolina. Until its acquisition by First Union, Mr. Oddleifson was the Executive Vice President, responsible for Consumer Banking, for Signet Bank in Richmond, Virginia. He has also worked as a management consultant for Booz, Allen and Hamilton in Atlanta, Georgia.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Oddleifson is qualified to serve as a director based upon his experience as our President and Chief Executive Officer, his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his prior experience at another bank, and his familiarity with the communities that Rockland Trust serves.

Christopher Oddleifson Director since 2003 Committees ➢ Executive ➢ Trust

Experience:  Mr. Sullivan, 71, served as the Chairman and Chief Executive Officer of Peoples Federal Bancshares, Inc. from 2005 until February 2015 when it was merged with and into the Company. From 1971 until his retirement from legal practice in 2007, Mr. Sullivan was a practicing attorney representing businesses and individuals in the markets served by Peoples Federal.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Sullivan is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of another bank.

Maurice H. Sullivan, Jr. Director since 2015 Committees ➢ Executive ➢ Trust

Experience: Mr. Tedeschi, 67, is a retired real estate developer . Until the spring of 2015 Mr. Tedeschi served as a Director of Tedeschi Food Shops, Inc. Mr. Tedeschi has served as a director of Rockland Trust since 1980 and as a director of the Company since 1991.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Tedeschi is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Brian S. Tedeschi Director since 1980 Committees ➢ Executive ➢ Trust

Class I Directors Continuing in Office (Term Expiring in 2018):

Experience: Ms. Abelli, 59, is a certified public accountant and has since 2015 been an Assistant Professor at Mount Ida College School of Business. Ms. Abelli has for a portion of the last five years also served as a Consulting Chief Financial Officer for private companies. Ms. Abelli previously served on an interim basis as the Chief Financial Officer of publicly-traded companies and various private companies, primarily in the life sciences industries, and as the Chief Financial Officer of a publicly-traded company. Ms. Abelli began her accounting career at Coopers & Lybrand (now PwC LLP) where she was named a partner and, from 1998 to 1999, was President of the Massachusetts Society of CPAs. Ms. Abelli was named Chair of the Board of Rockland Trust and the Company in 2012 and has served as a director since 2005.

Skills and Qualifications: The Board and the nominating committee have determined that Ms. Abelli is qualified to serve as a director based upon her prior service as a director of the Company and of Rockland Trust, her mature business judgment, her inquisitive and objective perspective, her familiarity with the communities that Rockland Trust serves, her prior service as a chief financial officer of publicly-traded companies, and her designation as a certified public accountant.

Donna L. Abelli Director since 2005 Chair since 2012 Committees ➢ Compensation ➢ Executive ➢ Nominating ➢ Trust

Experience: Mr. Jones, 66, has, for at least the last five years, been the Treasurer of Plumbers' Supply Company, a wholesale plumbing supply company, in New Bedford, Massachusetts. Mr. Jones has served as a director of Rockland Trust since 1997 and as a director of the Company since 2000. Mr. Jones was previously appointed a director of Middleborough Trust Company in 1990 and served as director of that bank until 1992, when it was merged with and into Rockland Trust.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Jones is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of another bank.

Kevin J. Jones Director since 1997 Committees ➢ Compensation ➢ Executive, Chair ➢ Nominating ➢ Trust

Experience: Mr. Morrissey, 50, is a practicing attorney and is a founding partner of the Braintree, Massachusetts law firm Morrissey, Wilson & Zafiropoulos LLP, practicing in the areas of litigation, bankruptcy and creditors' rights, and real estate. Mr. Morrissey has been a practicing attorney for at least the last five years. Mr. Morrissey currently serves as a member of the Massachusetts Board of Bar Overseers of the Supreme Judicial Court.  The Board of Bar Overseers was established as an independent administrative body to investigate complaints against lawyers and act as an administrative tribunal to consider disciplinary charges brought against attorneys practicing in Massachusetts. Mr. Morrissey is Vice President of the Massachusetts Bar Association and a Member of its Executive Management Board. Mr. Morrissey is a Life Fellow of the Massachusetts Bar Foundation, the charitable arm of the Massachusetts Bar Association. Mr. Morrissey previously served as a director of Central Bancorp, Inc. and its wholly-owned subsidiary Central Co-operative Bank d/b/a Central Bank until November 2012, when Central Bancorp, Inc. was merged with and into the Company.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Morrissey is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities Rockland Trust serves, and his prior service as a director of another bank.

John J. Morrissey Director since 2012 Committees ➢ Executive ➢ Trust

Experience: Mr. Taw, 66, is the owner of the Golden Temple, a restaurant in Brookline, Massachusetts and has served as a director of Rockland Trust and the Company since 2015. Mr. Taw is an active member of the local Asian community and participant in Asian community service organizations, including South Cove Community Health Center, the premier Asian community health center of Massachusetts, with which Mr. Taw has worked closely since its inception in 1972. Mr. Taw previously served as a director of Peoples Federal Bancshares, Inc. until February 2015, when it was merged with and into the Company.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Taw is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of another bank.

Frederick Taw Director since 2015 Committees ➢ Executive ➢ Trust

Experience: Ms. Lentz, 63, has worked for the past 21 years for McCall & Almy, a Boston-based commercial real estate brokerage and advisory services firm. Ms. Lentz currently serves as an Executive Vice President and Partner of McCall & Almy. Ms. Lentz has 35 years of commercial real estate experience, including prior work as Chief Operating Officer of a publicly-traded real estate investment trust. Ms. Lentz specializes in advising healthcare, corporate, and non-profit institutions with real estate leasing, acquisition, and disposition strategies.

Skills and Qualifications: The Board and the nominating committee have determined that Ms. Lentz is qualified to serve as a director based upon her prior service as a director of the Company and of Rockland Trust, her mature business judgment, her inquisitive and objective perspective, and her familiarity with the communities that Rockland Trust serves.

Mary L. Lentz Director since 2016 Committees ➢ Executive ➢ Trust

Class II Directors Continuing in Office (Term Expiring in 2019):

Experience: Ms. Miskell, 59, is a certified public accountant and for at least the last five years has been the Treasurer of The Wood Lumber Company, a lumber company based in Falmouth, Massachusetts. Ms. Miskell has served as a director of Rockland Trust and the Company since 2005. Ms. Miskell was previously appointed a director of Falmouth Bancorp, Inc., the holding company of Falmouth Bank, which was merged with and into the Company in 2004. Ms. Miskell, while a Falmouth Bancorp Director, served as the chair of its audit committee.

Skills and Qualifications: The Board and the nominating committee have determined that Ms. Miskell is qualified to serve as a director based upon her prior service as a director of the Company and of Rockland Trust, her mature business judgment, her inquisitive and objective perspective, her familiarity with the communities that Rockland Trust serves, her prior service as a director of another bank, and her designation as a certified public accountant.

Eileen C. Miskell Director since 2005 Committees ➢ Audit, Chair ➢ Compensation ➢ Executive ➢ Nominating ➢ Trust

Experience: Mr. Nadeau, 58, was named the President of Rockland Trust and was appointed to the Board of the Company and Rockland Trust on March 16, 2017. Mr. Nadeau previously served as the Executive Vice President, Commercial Lending of Rockland Trust since July 1, 2007. Mr. Nadeau has worked at Rockland Trust in a variety of capacities since 1984, serving as a Senior Vice President of Commercial Lending from 1992 until 2007.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Nadeau is qualified to serve as a director based upon his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his commercial lending expertise.

Gerard F. Nadeau Director since 2017 Committees ➢ Executive ➢ Trust

Experience: Mr. Ribeiro, 70, for at least the last five years, has been the owner and President of Carlson Southcoast Corporation, a holding company for several food industry businesses based in New Bedford, Massachusetts. Mr. Ribeiro is also the Chairman of Famous Foods, an internet food distributor based in New Bedford, Massachusetts. Mr. Ribeiro has served as a director of Rockland Trust and the Company since 2008. Mr. Ribeiro was previously appointed a director of Slades Bank in 2005 and served as director of that bank and as the chair of its audit committee until 2008, when it was merged with and into Rockland Trust. Mr. Ribeiro also previously served as a director of Seacoast Financial Services Corporation and its wholly-owned subsidiary Compass Bank until 2004, and as the chair of its audit committee.

Skills and Qualifications:  The Board and the nominating committee have determined that Mr. Ribeiro is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of other banks.

Carl Ribeiro Director since 2008 Committees ➢ Audit ➢ Executive ➢ Nominating ➢ Trust

Experience:  Mr. Spurr, 70, is Vice-Chair of the board of directors of A.W. Perry, Inc., a real estate investment company in Boston, Massachusetts. Mr. Spurr is also Vice-Chair of the board of directors of A.W. Perry Security Corp., a wholly-owned subsidiary of A.W. Perry, Inc. Prior to March 2017 Mr. Spurr served, for at least the last five years, as the President of A.W. Perry, Inc. and its wholly-owned subsidiary A.W. Perry Security Corporation. Mr. Spurr has served as a director of Rockland Trust since 1985 and as a director of the Company since 2000.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Spurr is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

John H. Spurr, Jr. Director since 1985 Committees ➢ Audit ➢ Executive ➢ Trust

Experience: Mr. Venables, 62, served as the President and CEO and as a director of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank from 2002 until 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. Prior to 2002, Mr. Venables co-founded Lighthouse Bank of Waltham, Massachusetts in 1999 and served as its President and CEO and as a director. From 1998 to 1999, Mr. Venables was employed as a banking consultant with Marsh and McLennan Capital, Inc. He was employed by Grove Bank of Newton, Massachusetts from 1974 until it was acquired by Citizens Bank in 1997, serving as its President and CEO and as a director for the last 11 years of his tenure. Mr. Venables has served as a director of Rockland Trust and the Company since 2009.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Venables is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of other banks.

Thomas R. Venables Director since 2009 Committees ➢ Executive ➢ Nominating, Chair ➢ Trust, Chair

Corporate Governance Information

The Board has adopted governance principles, and written charters for all current Board committees, including the audit committee, the nominating committee, and the compensation committee. Our governance principles, as well as the charter for each current committee of the Board and/or of Rockland Trust may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com) under Governance Documents. The Company has a written Code of Ethics to assist its directors, officers, and employees in adhering to their ethical and legal responsibilities. The current version of the Code of Ethics may also be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com) under Governance Documents. The Company will disclose any amendment to or waiver from a provision of the Code of Ethics as may be required, and within the time period specified under applicable SEC and NASDAQ rules at this same location on the website.

Anti-Hedging Policy

The Board has adopted a policy to prevent insider trading that, among other things, expressly prohibits any director, officer, or employee of the Company or of Rockland Trust from, directly or indirectly, engaging in any transaction that is designed to or has the effect of hedging or offsetting any decrease in the market value of the Company’s stock, including transactions involving prepaid variable forward contracts, equity swaps, collars, exchange funds, short sales, puts, calls, or other derivative securities.

Board Leadership Structure and Executive Sessions

The Board has, since 2003, named as its Chair a director who is not also the Chief Executive Officer of the Company or Rockland Trust and believes that such a leadership structure is appropriate to segregate the Board's oversight role from management of the Company and Rockland Trust. The Board provides oversight of the Chief Executive Officer and other management of the Company and Rockland Trust to ensure that the long-term interests of shareholders are being served through 12 regularly scheduled meetings a year, and additional meetings when necessary or advisable. At these meetings, reports on the management and performance of the Company and Rockland Trust, including reports regarding liquidity, interest rate risk, credit quality, loan loss provision, regulatory compliance, and other risks, are reviewed. During each regularly-scheduled Board meeting there is an opportunity for non-employee directors to meet in executive session, without the Chief Executive Officer or any other member of management present. The Board also regularly meets with the Chief Executive Officer alone so as to have the ability to discuss topics without the other members of management present.

The Board has also established the Board committees described below which regularly meet and report back to the Board on the responsibilities delegated to them. Each Board committee has the authority to engage outside experts, advisors, and counsel if needed to assist the committee in its work. During each meeting committees have the opportunity to hold executive sessions without the Chief Executive Officer or any other member of management present.

In addition to its general oversight role, the Board also: selects, evaluates, and compensates the Chief Executive Officer and oversees Chief Executive Officer succession planning; reviews, monitors, and, when necessary or appropriate, approves fundamental financial and business strategies and major corporate actions; assesses major risks facing the Company or Rockland Trust and options for their mitigation; and seeks to maintain the integrity of financial statements and the integrity of compliance with law and ethics of the Company and Rockland Trust.

Shareholder Communications to Board

The Board will give appropriate attention to written communications on issues that are submitted by shareholders and will respond as appropriate. Absent unusual circumstances or as expressly contemplated by committee charters, the General Counsel of the Company will (1) be primarily responsible for monitoring communications from shareholders and (2) provide copies or summaries of shareholder communications to the Board as he considers appropriate.

Communications will be forwarded to all directors or specified individual directors if they relate to substantive matters and include suggestions or comments that the General Counsel of the Company considers to be appropriate for Board consideration. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded to directors for review.

Shareholders who wish to send communications to the Board should submit them, in writing, to Edward H. Seksay, General Counsel, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Shareholder Director Nominations and Recommendations

The Company's By-Laws require shareholders to submit advance notice of director nominations to the Company not less than 75 days nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting (i.e., for the Company’s 2018 annual meeting, not later than March 4, 2018 or earlier than January 13, 2018). The nomination must set forth the name, age, business address, residence address, occupation, and amount of common stock held by the director nominee, as well as the written consent of the nominee. The shareholder must also include his or her name, record address, and amount of common stock held in the nomination. The shareholder must also provide certain additional information, as set forth in the Company's By-Laws. Shareholders should submit any director nominations, in writing, to the Secretary, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

The nominating committee also considers recommendations for director nominees submitted by shareholders. The nominating committee will, as stated in its charter, review any director nominations submitted by shareholders to determine if the nominees satisfy the following criteria set forth in the Board's governance principles with respect to qualifications for directors:

•
Directors should, as a result of their occupation, background, and/or experience, possess a mature business judgment that enables them to make a positive contribution to the Board. Directors are expected to bring an inquisitive and objective perspective to their duties. Directors should possess, and demonstrate through their actions on the Board, exemplary ethics, integrity, and values.

•
Directors will be ineligible to continue to serve on the Board once they attain the age of 72. Directors who attain the age of 72 during their elected term as a Director will retire from the Board upon reaching the age of 72.

•
Director ownership of the Company's common stock is strongly encouraged and Directors are required to comply with the Company's Director Stock Ownership Guidelines. Please refer to the section entitled “Stock Ownership and Other Matters” in this proxy statement for more information about the amount of common stock owned by our Directors.

•
While familiarity with the communities that Rockland Trust serves is one factor to be considered in determining if an individual is qualified to serve as a Director, it is not a controlling factor. It is the sense of the Board, however, that a significant portion of the Directors should represent or be drawn from the communities that Rockland Trust serves.

•
Customers of Rockland Trust, if otherwise qualified, may be considered for Board membership. A customer relationship, however, will be a secondary criteria considered in evaluating a Director candidate in addition to other relevant considerations.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in circumstances that renders them incapable of performing their duties.

Shareholder Proposals for Next Annual Meeting

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2018 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any shareholder who wishes to submit a proposal for inclusion in the proxy statement for the 2018 Annual Meeting will be required, pursuant to Rule 14a-8, to deliver the proposal to the Company no later than December 6, 2017. For business to be brought before next year's annual meeting by a shareholder (other than a proposal submitted in accordance with Rule 14a-8), you must give timely notice thereof to the Company. Such notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 75 nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting (i.e., not later than March 4, 2018 or earlier than January 13, 2018) and must otherwise satisfy the requirements set forth in the Company's By-Laws. In the event the Company receives notice of a shareholder proposal to take action at next year's annual meeting of shareholders that is not submitted for inclusion in the Company's proxy material, the persons named in the proxy sent by the Company to its shareholders intend to exercise their discretion to vote on the shareholder proposal in accordance with their best judgment. Please forward any shareholder proposals or notices of business, in writing, to Edward H. Seksay, General Counsel, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Director Attendance at Annual Shareholder Meeting and Meetings of the Board and its Committees

It is our policy that, to the extent possible, all directors attend the annual shareholder meeting. Twelve out of thirteen of our directors who were then serving on the Board attended last year's annual shareholder meeting. Director Fred Taw was unable to attend last year’s annual shareholder meeting for reasons related to a family medical issue.

During 2016, the Boards of the Company and Rockland Trust had 14 concurrent meetings. All directors attended at least 75% of the meetings of our Board during the prior calendar year.

The Boards of the Company and Rockland Trust have standing executive, audit, compensation, and nominating committees. The Rockland Trust Board also has a standing trust committee. All Board committees operate under a written charter approved by the Board which describes the committee's role and responsibilities. The charter for each Board committee may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com) under Governance Documents.

The membership of each of our standing Board committees is shown in the table below. In addition to the three permanent members of the executive committee, three directors serve as rotating members of the executive committee for a three-month term, with the term of each rotating director staggered so that a new director rotates on and off of the committee each month.

Name	Executive	Audit	Compensation	Nominating	Trust
Kevin J. Jones	☒		¤	¤	¤
Christopher Oddleifson	¤				¤
Donna L. Abelli	¤		¤	¤	¤
William P. Bissonnette	☐				☐
Mary L. Lentz	☐				☐
Eileen C. Miskell	☐	☒	¤	¤	☐
John J. Morrissey	☐				☐
Daniel F. O'Brien	☐	¤	☒		☐
Carl Ribeiro	☐	¤		¤	☐
John H. Spurr, Jr.	☐	¤			☐
Maurice H. Sullivan, Jr.	☐				☐
Frederick Taw	☐				☐
Brian S. Tedeschi	☐				☐
Thomas R. Venables	☐			☒	☒
Total Meetings Held In 2016	27 meetings	4 meetings	6 meetings	8 meetings	4 meetings

☒     Chairman of Committee
¤        Committee Member
☐        Committee Member, Rotating Basis

All directors attended at least 75% of the committee meetings of the Board during the prior calendar year of which they were members.

Director Cash and Equity Compensation

Non-employee directors of the Company and Rockland Trust receive both cash and equity compensation as described below. Board compensation is reviewed by comparison to peer institutions using publicly available information. Director compensation is designed to attract and retain persons who are well qualified to serve as directors of the Company and Rockland Trust.

Director Cash Compensation

Non-employee directors of the Company and Rockland Trust receive cash compensation in the form of annual retainers and Board and committee meeting fees. Total cash director compensation depends upon whether a director served as Chair of the Board or one of its committees, whether a director served as a permanent or rotating executive committee member, and upon the number of Board and committee meetings a director attended. Cash compensation is paid to each non-employee director in arrears, quarterly, in an amount equal to one-fourth of the annual retainer plus the meeting fees then due.

The annual retainers for non-employee directors of the Company and of Rockland Trust during 2016 were as follows:

Position	Annual Retainer
Chairman of Board	$46,000
Chairman of Executive Committee	$41,000
Chairman Audit Committee	$31,000
Chairman Compensation Committee	$31,000
Chairman of Trust and Nominating & Governance Committees	$31,000
Rotating Executive Committee Member	$28,000

Board meeting fees during 2016 were $1,200 per meeting for the Chairman and all other directors. Committee meeting fees during 2016 were $1,450 per meeting for the audit committee and $1,200 per meeting for all other Board committees.

Based upon an analysis of data relating to the Company's peer group identified under the heading "Use of Peer Groups and Survey Information" in the Compensation Discussion and Analysis (referred to as our "peer proxy group"), the Board has voted for 2017 to increase the Board meeting and Board Committee meeting fees to $1,250 per meeting for the Chairman and all other directors, to maintain audit committee meeting fees at $1,450, and to increase annual retainers, effective as of January 1, 2017, as follows:

Position	Annual Retainer
Chairman of Board	$48,000
Chairman of Executive Committee	$43,000
Chairman Audit Committee	$33,000
Chairman Compensation Committee	$33,000
Chairman of Trust and Nominating & Governance Committees	$33,000
Rotating Executive Committee Member	$30,000

The Company has established a Deferred Compensation Program that permits non-employee directors who choose to participate to defer all or any portion of the cash compensation they would otherwise receive. Directors who choose to participate in the Deferred Compensation Program have all, or a designated portion, of the cash compensation they would otherwise receive invested in the Company's common stock. Distributions, in the form of the Company's common stock, are made to directors who choose to participate in the Deferred Compensation Program following their departure from the Board. During the past year the following directors chose to defer some or all of their cash compensation pursuant to the Deferred Compensation Program: Director Jones - 100% deferred and Director Spurr - 50% deferred.

No annual retainer or meeting fees are paid to any director who is an employee of the Company or Rockland Trust.

Director Equity Compensation

In May 2010, the Company's shareholders approved the 2010 Non-Employee Director Stock Plan (the “2010 Director Stock Plan”), which provides that:

•
Each person who becomes a non-employee director at any time following the 2010 Annual Shareholder Meeting shall, on the first anniversary of his or her election, automatically and without further action be granted a non-statutory stock option to purchase 5,000 shares of common stock.

•
Following each annual shareholder meeting after 2010, each non-employee director who serves on the Board of the Company and/or Rockland Trust at any point during the calendar year of that annual meeting shall be granted either (A) a restricted stock award in an amount of shares of common stock not to exceed 1,500 and with a range for time vesting of between three and five years from the date of grant, (B) a non-statutory stock option to purchase not more than 3,000 shares of common stock, subject to adjustment, substitution, and vesting pursuant to the 2010 Director Stock Plan, or (C) a combination of restricted stock awards and non-statutory stock options. Such awards shall be made subject to the discretion of the compensation committee as set forth in the 2010 Director Stock Plan.

Under the 2010 Director Stock Plan, in 2016, Mr. Sullivan and Mr. Taw were both granted a non-statutory option to purchase 5,000 shares on the first anniversary of their appointment to the Board.

In May 2016, each non-employee director was granted, pursuant to the 2010 Director Stock Plan, a restricted stock award for 725 shares of common stock vesting five years from the date of grant, or earlier if the director ceases to be a director for any reason other than cause such as, for example, by retirement.

In November 2016, upon being elected to the Board of Directors, Ms. Lentz was granted, in accordance with the 2010 Director Stock Plan, a restricted stock award of 725 shares of common stock vesting on May 24, 2021, or earlier if she ceases to be a director for any reason other than cause, for example, by retirement.

Director Stock Ownership Guidelines

The Company has established stock ownership guidelines for directors. Under those guidelines directors are required to own Company common stock with a value at least five times the Director’s annual cash retainer. Directors have until the end of the calendar year following the fifth anniversary of the date of their appointment to the Board to satisfy the guidelines. The following are counted towards an individual’s ownership: shares directly held by the individual and those held jointly with another person, stock held in a retirement or deferred compensation account, unvested time-based restricted shares, and stock held in a trust of which the individual is both trustee and beneficiary. Stock options are not counted towards the ownership requirement. Each of our directors who has reached the fifth anniversary of his or her appointment satisfies our stock ownership guidelines. Information about the stock ownership of our directors as of December 31, 2016 is provided in the table below entitled “Stock Ownership and Other Matters.”

Director Retirement Agreement

The Company and Rockland Trust do not have retirement agreements with directors, with the sole exception of the retirement agreement with Mr. Sullivan described below, which was assumed in 2015 by Rockland Trust when Peoples Federal Savings Bank was merged with and into Rockland Trust, with Rockland Trust as the surviving entity.

In 2004 Peoples Federal Savings Bank entered into a Director Retirement Agreement with Mr. Sullivan and other directors. Mr. Sullivan's retirement agreement, as amended in 2011, provides that upon termination of service as a director on or after age 65 for any reason other than death, Mr. Sullivan will receive annual benefits of $80,455, payable in cash in monthly installments commencing on the first day of the month following his retirement. While Mr. Sullivan has attained normal retirement age, his appointment to the Boards of the Company and of Rockland Trust caused Rockland Trust, as the legal successor to Peoples Federal Savings Bank, to assume the retirement liability associated with his retirement agreement because there was no termination of his Board service. The annual retirement benefit will be paid to Mr. Sullivan over a period of 20 years. In the event that benefits under the retirement agreement would create an excise tax under Section 280G of the Internal Revenue Code, the benefit will be reduced to the maximum benefit that would not result in an excise tax.

The following table summarizes the cash and equity compensation paid to non-employee directors who served during 2016:

Director Compensation Table

					Change in
					Pension
				Non-	Value and
	Fees			Equity	Nonqualified
	Earned			Incentive	Deferred	All Other
	or Paid	Stock	Option	Plan	Compensation	Compensation
Name	in Cash (1)	Awards (2)	Awards (2)	Compensation	Earnings	(3)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Donna L. Abelli	$114,400	$35,043	—	—	—	$4,907	$154,350
William P. Bissonnette	$52,000	$35,043	—	—	—	$4,907	$91,950
Kevin J. Jones	$109,400	$35,043	—	—	—	$4,907	$149,350
Mary L. Lentz	$8,267	$45,983	—	—	—	$—	$54,250
Eileen C. Miskell	$82,400	$35,043	—	—	—	$4,907	$122,350
John J. Morrissey	$52,000	$35,043	—	—	—	$4,522	$91,565
Daniel F. O'Brien	$77,600	$35,043	—	—	—	$4,907	$117,550
Carl Ribeiro	$68,600	$35,043	—	—	—	$4,907	$108,550
John H. Spurr Jr.	$65,000	$35,043	—	—	—	$4,907	$104,950
Maurice H. Sullivan Jr.	$55,600	$35,043	$52,946	—	—	$1,325	$144,914
Frederick Taw	$50,800	$35,043	$57,321	—	—	$1,325	$144,489
Brian S. Tedeschi	$50,800	$35,043	—	—	—	$4,907	$90,750
Thomas R. Venables	$70,600	$35,043	—	—	—	$4,907	$110,550

(1) Column (b) reflects the total fees earned or paid in cash for directors. As noted above, during the past year, Directors Jones, and Spurr chose to defer some or all of their cash compensation pursuant to the Deferred Compensation Program. Director Lentz was appointed to the Board on November 7, 2016.
(2) The amounts in column (c) represent the grant date fair value of the restricted stock awards granted to directors calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"), excluding the impact of estimated forfeitures. No director awards were forfeited during the year. As of December 31, 2016, the aggregate number of restricted stock awards and stock option awards held by each non-employee director was as follows:

Name	Aggregate Outstanding Unvested Restricted Stock Awards per Director	Aggregate Outstanding Stock Option Awards per Director

William P. Bissonnette, Daniel F. O'Brien and Thomas R. Venables	4,355	5,500
Kevin J. Jones, Eileen C. Miskell and Brian S. Tedeschi	4,355	500
Donna L. Abelli, Carl Ribeiro and John H. Spurr, Jr.	4,355	—
John J. Morrissey	4,355	5,000
Maurice H. Sullivan and Frederick Taw	1,525	5,000
Mary L. Lentz	725	—

(3) Column (g) reflects the dividends paid to directors in 2016 on their unvested restricted stock.

Report of the Audit Committee1

Each member of the audit committee is “independent” as defined under Section 10A(m)(3) of the Exchange Act, the rules and regulations of the SEC thereunder, and the listing standards of the NASDAQ Stock Market. In addition, the Board has determined that the audit committee has two members who each qualify as an “audit committee financial expert” as defined in regulations issued pursuant to the Sarbanes-Oxley Act of 2002. The two members who each qualify as an “audit committee financial expert” are Eileen C. Miskell, CPA, Chair of the audit committee, and Daniel F. O'Brien, CPA.

The audit committee operates under a written charter adopted and approved by the Board. The audit committee charter sets forth the audit services, audit-related services, and tax services which the audit committee has pre-approved our independent registered public accounting firm to perform up to a maximum fee of $25,000 and the authority which the Board has granted to the audit committee chair to pre-approve the performance of any services by our independent registered public accounting firm in the interval between audit committee meetings. The current audit committee charter may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com) under Governance Documents.

The audit committee is responsible for providing independent, objective oversight of our audit process and for monitoring our accounting, financial reporting, data processing, regulatory, and internal control functions. One of the audit committee's primary responsibilities is to enhance the independence of the audit function, thereby furthering the objectivity of financial reporting. Accordingly, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, who must report directly to the audit committee. The audit committee regularly meets privately with our independent registered public accounting firm, which has unrestricted access to the audit committee. The other duties and responsibilities of the audit committee are to: (1) oversee and review our financial reporting process and internal control systems; (2) evaluate our financial performance, as well as our compliance with laws and regulations; (3) oversee management's establishment and enforcement of financial policies; and (4) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal audit department and the Board, including the resolution of any disagreements that may arise regarding financial reporting.

The audit committee has:

•
received the written disclosures and letter from EY required by the Public Company Accounting Oversight Board, has discussed the independence of EY and considered whether the provision of non-audit services by EY is compatible with maintaining auditor independence, and has satisfied itself as to the independence of EY;

•
reviewed and discussed our audited, consolidated financial statements for the fiscal year ended December 31, 2016 with our management and EY, our independent registered public accounting firm, including a discussion of the quality and effect of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•
discussed the matters required by the applicable standards of the Public Company Accounting Oversight Board with EY, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of EY regarding the reasonableness of those estimates; and

•
met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

Based on the review and discussions noted above, the audit committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Submitted by:
Eileen C. Miskell, CPA, Chair
Daniel F. O'Brien, CPA
Carl Ribeiro
John H. Spurr, Jr.
Audit Committee
Independent Bank Corp.

1This report, and the compensation committee report below, shall not be deemed to be incorporated by reference into any of our previous filings with the SEC and shall not be deemed incorporated by reference into any of our future SEC filings irrespective of any general incorporation language therein.

Compensation Committee Interlocks and Insider Participation

Directors Abelli, Jones, Miskell, and O'Brien served as members of the compensation committees of the Company and Rockland Trust during the last fiscal year. No current or former executive officer or other employee of the Company or of Rockland Trust served on the compensation committees of either the Company or Rockland Trust. No director or executive officer of the Company or Rockland Trust served on the compensation committee or the board of directors of any other entity, one of whose executive officers served on the compensation committee or the Board of the Company or Rockland Trust. No member of the compensation committee of the Company or Rockland Trust had any relationship with the Company or Rockland Trust since January 1, 2016 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

Related Party Transactions

Since January 1, 2016, neither the Company nor Rockland Trust has been a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, or holder of more than 5% of our stock, or any member of the immediate family of any such person, had or will have a direct or indirect material interest other than standard compensation arrangements described below under “Executive Officer Information,” and above under “Director Cash and Equity Compensation,” and the ordinary course transactions described below.

Pursuant to various regulatory requirements and other applicable law, the Board of Rockland Trust must approve certain extensions of credit, contracts, and other transactions between Rockland Trust and any director or executive officer. The Board has adopted a written policy, and Rockland Trust has established written procedures, to implement these requirements which state, in essence, that any transaction between Rockland Trust and any director or executive officer, or any of their immediate family members must be made on terms comparable to those which Rockland Trust would reach with an unrelated, similarly situated third-party and must be approved in advance by a Board vote. Rockland Trust's General Counsel and Rockland Trust's designated Federal Reserve Bank Regulation O officer share responsibility for oversight and implementation of the Board policy and Rockland Trust procedures for review of related party transactions, which are typically applied to extensions of credit and any other financial transaction of a material nature between Rockland Trust and any director or executive officer. Any director or executive officer involved in such a transaction leaves the meetings while the Board considers and votes upon the transaction.

Some of the directors and executive officers of the Company, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated are, or during 2016 were, also customers of Rockland Trust in the ordinary course of business, or had loans outstanding during 2016. It is anticipated that such persons and their associates will continue to be customers of and indebted to Rockland Trust in the future. All such customer relationships and loans were in the ordinary course of business. All such loans did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unaffiliated persons and, where required by law, were prior approved by the Rockland Trust Board. None of these loans to directors, executive officers, or their associates are nonperforming.

Director Independence

NASDAQ rules, and our governance principles, require that at least a majority of our Board be composed of “independent” directors. Mr. Oddleifson, who is the President and CEO of the Company and the CEO of Rockland Trust, Mr. Nadeau, who is the President of Rockland Trust, Mr. Morrissey, whose father was an officer of Central Bancorp, Inc. and Central Co-operative Bank d/b/a Central Bank and party to a consulting and non-competition agreement with Rockland Trust that ended in November 2015, and Mr. Sullivan, who was the Chairman and Chief Executive Officer of Peoples Federal Bancshares, Inc. until 2015 when it was merged with and into the Company, are the only directors not currently considered “independent” directors. The Company anticipates, however, that Mr. Morrissey will be deemed an "independent" director as of July 1, 2018. All other current directors of the Company and of Rockland Trust are “independent” within the meaning of both the NASDAQ rules and our own corporate governance principles. Accordingly, eleven of the fifteen directors who currently serve on the Board are “independent” directors. In making its director independence determinations the Board considered any transactions, relationships, or arrangements disclosed by directors and/or noted in the records which Rockland Trust maintains in the ordinary course of business, including the customer relationships and indebtedness described above as well as a real estate lease between Rockland Trust and a landlord entity in which trusts established for the adult children of our Director Kevin J. Jones are passive investors and have an indirect, non-controlling equity interest.

None of our directors are members of the board of directors of any other publicly-traded company. Our governance principles require our directors to devote sufficient time to carrying out their duties and responsibilities effectively, to be committed to serve on the Board for an extended period of time; and to offer their resignation in the event of any significant change in circumstances that renders them incapable of performing their duties.

EXECUTIVE OFFICER INFORMATION

Executive Officers

The following individuals are the current executive officers of the Company and/or Rockland Trust. For purposes of this proxy statement the ages of executive officers have been computed as of our annual meeting date.

Mr. Oddleifson, 58, has served as the President and Chief Executive Officer of the Company and as the Chief Executive Officer of Rockland Trust since 2003. Mr. Oddleifson was also the President of Rockland Trust from 2003 to 2017. From 1998 to 2002 Mr. Oddleifson was President of First Union Home Equity Bank, a national banking subsidiary of First Union Corporation in Charlotte, North Carolina. Until its acquisition by First Union, Mr. Oddleifson was the Executive Vice President, responsible for Consumer Banking, for Signet Bank in Richmond, Virginia. He has also worked as a management consultant for Booz, Allen and Hamilton in Atlanta, Georgia.

Christopher Oddleifson Chief Executive Officer and President of the Company and Chief Executive Officer of Rockland Trust Since 2003

Mr. Nadeau, 58, was named the President of Rockland Trust and was appointed to the Board of the Company and Rockland Trust on March 16, 2017. Mr. Nadeau previously served as the Executive Vice President, Commercial Lending of Rockland Trust since July 1, 2007. Mr. Nadeau has worked at Rockland Trust in a variety of capacities since 1984, serving as a Senior Vice President of Commercial Lending from 1992 until 2007.

Gerry F. Nadeau President of Rockland Trust Since 2017

Mr. Cozzone, 46, has served as Chief Financial Officer and Treasurer of the Company since September 2013, and served as the Treasurer of both the Company and Rockland Trust from April 2008 to September 2013, adding to his title of Senior Vice President and Treasurer of Rockland Trust since 2002. Mr. Cozzone joined Rockland Trust in October 1998 as a Vice President and has previously held financial positions at BankBoston.

Robert Cozzone Chief Financial Officer and Treasurer of the Company and Chief Financial Officer of Rockland Trust Since 2013

Mr. Fuerschbach, 66, has served as Senior Vice President and Director of Human Resources of Rockland Trust since April 1994. Prior thereto, Mr. Fuerschbach had been Vice President and Human Resource Officer of Rockland Trust since November 1992. From January 1991 to October 1992, Mr. Fuerschbach served as Director of Human Resources for Cliftex Corp., New Bedford, Massachusetts, a tailored clothing manufacturer, and served in the same capacity for Chesebrough-Ponds, Inc., Health-Tex Division, Cumberland, Rhode Island from 1987 to 1991. Mr. Fuerschbach will retire on May 1, 2017.

Raymond G. Fuerschbach Senior Vice President, Director of Human Resources of Rockland Trust Since 1994

Ms. Harris, 46, recently joined Rockland Trust’s Executive Leadership Team and will become the Director of Human Resources when Mr. Fuerschbach retires on May 1, 2017. The Company has classified Ms. Harris as an executive officer as of the date of this proxy statement. Ms. Harris has worked at Rockland Trust in a variety of capacities since 2003, most recently as Vice President, Director of Employment and Colleague Relations with responsibility for recruitment, employee relations, performance management, policy development, diversity and inclusion, compensation analysis, and Rockland Trust’s wellness initiative. Ms. Harris has 22 years of Human Resources experience and worked for Scudder Investments prior to joining Rockland Trust.

Maria Harris Incoming Director of Human Resource of Rockland Trust 2017

Mr. Jensen, 52, has served as Chief Information Officer of the Company and Rockland Trust since September 2013, overseeing Information Technology, Loan Operations and Business Solutions. Prior to September 2013, Mr. Jensen served as Chief Accounting Officer of Rockland Trust from April 2008 to September 2013, adding to his title of Senior Vice President and Controller of Rockland Trust, which he held since May 2000. Mr. Jensen joined Rockland Trust in March 1998, serving as the Manager of Financial Planning and Analysis and has previously held financial positions at BankBoston and BayBanks.

Barry H. Jensen Chief Information Officer of the Company and of Rockland Trust Since 2013

Mr. Seksay, 59, has served as General Counsel of the Company and of Rockland Trust since July 2000. Mr. Seksay is also the Manager of Rockland Trust's New Markets Tax Credit Program. Mr. Seksay is a graduate of Suffolk University Law School, where he was Editor-In-Chief of the Law Review. Prior to joining the Company and Rockland Trust, Mr. Seksay was with the Boston, Massachusetts law firm Choate, Hall & Stewart from 1984 to 1991 and with the Boston, Massachusetts law firm Heller, Levin & Seksay, P.C. from 1991 to 2000.

Edward H. Seksay General Counsel of the Company and of Rockland Trust Since 2000

The term of office of each executive officer of the Company extends until the first meeting of our Board following the annual meeting of our shareholders and/or until his/her earlier termination, retirement, resignation, death, removal, or disqualification. The term of office of each executive officer of Rockland Trust extends until his/her termination, retirement, resignation, death, removal, or disqualification. Other than the employment agreements with Mr. Oddleifson, Mr. Nadeau, Mr. Cozzone, Mr. Fuerschbach, Mr. Jensen, and Mr. Seksay, there are no arrangements or understandings between any executive officer and any other person pursuant to which such person was appointed as an executive officer.

Relationship Between Compensation Policies And Risk

Rockland Trust sometimes uses variable cash incentive compensation programs and/or plans, and performance-based restricted stock awards, to reward and incent employee performance and retain top talent. A detailed financial analysis of any potential cash incentive compensation program or plan, or performance-based restricted stock award, is performed prior to approval. Our cash incentive programs and plans and performance-based restricted stock awards typically establish maximum award caps. Cash incentive programs and plans typically evaluate whether risk management and compliance results are satisfactory in determining whether to make an award, and reserve the ability to lower any cash award otherwise payable to zero in the sole discretion of management (and in the sole discretion of the Board, in the event of programs or plans applicable to executive officers). Any cash incentive compensation program or plan of a material nature, or performance-based restricted stock award, is reported to the compensation committee and the Board of Directors. The Company does not believe that the incentive compensation or other policies and practices of the Company and of Rockland Trust are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis that immediately follows this report with management and, based upon that review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference, also in our Annual Report on Form 10-K.

Submitted by:
Daniel F. O'Brien, Chair
Donna L. Abelli
Kevin J. Jones
Eileen C. Miskell
Compensation Committee
Independent Bank Corp.

Compensation Discussion and Analysis

Executive Compensation Summary

Our executive compensation program is designed to attract, retain, and motivate executive officers to achieve our operating goals and strategic objectives. We seek to use a pay-for-performance approach that is intended to align the interests of our executive officers with those of our shareholders, with the ultimate goal of improving long-term shareholder value. The executive compensation program of Rockland Trust typically has four primary components: base salary, annual cash incentive compensation, long-term equity-based compensation, and benefits.

•
Base salaries are intended to be competitive relative to similar positions at peer institutions in order to provide Rockland Trust with the ability to attract and retain executives with a broad, proven track record of performance.

•
The use of variable annual cash incentive compensation or discretionary bonuses is designed to provide a competitive cash payment opportunity based both on individual performance and the Company's overall financial performance. The opportunity for a more significant award increases when both the Company and the employee achieve higher levels of performance. The Company grants cash incentive compensation pursuant to a non-equity incentive plan or by granting discretionary cash bonuses.

•
Our long-term equity-based compensation incentive plan is generally made available to selected groups of individuals, including our executive officers, in the form of stock options, restricted stock, and/or performance based restricted stock. Equity awards are intended to link executive officer financial outcomes to performance that maximizes long-term shareholder returns and are designed to encourage officer retention.

•
To remain competitive in the market for a high caliber management team and to ensure stability and continuity in leadership, Rockland Trust provides to its CEO and certain named executive officers certain benefits, such as retirement programs, medical plans, life and disability insurance, use of company owned automobiles, and employment agreements. The compensation committee periodically reviews these benefits made available to executive officers to ensure that they are competitive with market practice.

The compensation committee strives to balance short-term and long-term Company performance and shareholder returns in establishing performance criteria. Performance criteria reflect fiscal year budgets; strategic objectives; competitive peer performance; and economic, regulatory, industry and other relevant factors. The compensation committee evaluates executive compensation against performance criteria and competitive executive pay practices before determining changes in base salary, the amount of any incentive payments, discretionary bonuses, stock option awards, restricted stock awards, and other benefits.

Compensation Committee - Composition and Responsibility

The Board has determined that all members of the compensation committee are independent directors in accordance with NASDAQ rules. There are currently four directors who serve on the compensation committee: Director O'Brien as Chair, and Directors Abelli, Jones, and Miskell.

The compensation committee operates under a written charter approved by the Board. The current compensation committee charter may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com) under Governance Documents. The compensation committee has, as stated in its charter, three primary responsibilities: (i) assisting the Board in carrying out its responsibilities in determining the compensation of the CEO and executive officers of the Company and Rockland Trust; (ii) establishing compensation policies that will attract and retain qualified personnel through an overall level of compensation that is comparable to, and competitive with, others in the industry and in particular, peer financial institutions; and (iii) assisting the Board with the design and development, for Board approval, of equity compensation plans.

The compensation committee, subject to the provisions of our Employee Stock Plan, also has authority in its discretion to determine the employees of the Company and Rockland Trust to whom stock options, restricted stock awards, and/or performance-based restricted stock awards shall be granted, the number of shares to be granted to each employee, and the time or times at which options, restricted stock awards and/or performance-based restricted stock awards should be granted. The CEO makes recommendations to the compensation committee about equity awards to the employees of the Company and Rockland Trust (other than the CEO). As equity compensation awards sometimes need to be made, on a timely basis, to retain or recruit key performers, the compensation committee has delegated authority to the CEO to award up to 10,000 shares of Company stock, in the aggregate, through restricted stock awards and/or stock option grants when, in the CEO’s discretion, the making of an equity compensation award is necessary or advisable in connection with the retention of any existing employee (excluding executive officers) or the recruitment of a new employee. The CEO is expressly required to promptly report the making of any equity compensation awards pursuant to the limited authority delegated to him at the first to occur of the next meeting of either the Board or the compensation committee. The compensation committee also has authority to interpret our Employee Stock Plan and to prescribe, amend, and rescind rules and regulations relating to it.

The CEO reviews the performance of the executive officers of the Company and Rockland Trust (other than the CEO) and, based on that review, the CEO makes recommendations to the compensation committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee or the Board with respect to his own compensation. The compensation committee makes recommendations to the Board about all compensation decisions involving the CEO and the other executive officers of the Company and Rockland Trust. The Board reviews and votes to approve, in its discretion, all compensation decisions involving the CEO and the executive officers of the Company and Rockland Trust, with the exception of any awards intended to qualify as performance-based compensation under Section 162(m), as applicable, which are established, administered and approved by the compensation committee. The compensation committee and the Board use summaries of proposed overall short and long-term compensation, summaries of compensation decisions made in past years, and competitive survey data showing current and historic elements of compensation, and other relevant information when reviewing executive officer and CEO compensation.

The compensation committee has been assisted and advised in its work by the following external executive compensation consultants:

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The Hay Group was engaged directly by the compensation committee to analyze salary ranges using the Hay proprietary method, to provide market-based information about annual merit increases, and to provide recommendations for equity compensation and other compensation matters.

•	Willis Towers Watson has been engaged directly by the compensation committee to provide advice regarding annual cash incentive programs, total compensation, peer group comparisons, and plan design.

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Sentinel Benefits was engaged directly by the compensation committee to provide actuarial and retirement plan design advisory services. Sentinel Benefits has also been engaged directly by management to provide actuarial services to assist with benefit plan accruals and related matters.

No compensation consultant engaged by the compensation committee received more than $120,000 during 2016 for any additional services rendered to the Company or its affiliates. The compensation committee determined that none of the work performed by any compensation consultant engaged by the compensation committee in 2016 raised any conflict of interest.

The compensation committee has also reviewed publicly available materials and information derived from the following sources to assist in its work:

•	Equilar, which provides an online database gathered from proxy statements and annual reports in the financial services industry.

•	McLagan, which provides survey data to Rockland Trust for general comparative purposes.

From time to time, the compensation committee may delegate authority to fulfill various functions of administering the Company's plans to our employees. Currently, it delegates administration of retirement plans to the Retirement Committee, a group comprised of our Director of Human Resources, our Chief Financial Officer, our General Counsel, and the Vice President of Compensation and Benefits in Rockland Trust’s Human Resources Department, each of whom has been determined to have the appropriate expertise, experience, and background to oversee the administration of our retirement plans. While retirement plan administration has been delegated, the Board and the compensation committee continue to determine the nature and amount of executive officer retirement benefits.

Compensation Philosophy

The compensation philosophy of the Company and Rockland Trust rests on two primary principles:

•	Total compensation should vary with our performance in achieving financial and non-financial objectives; and

•	Long-term incentive compensation should be closely aligned with the interests of shareholders.

The Company seeks to use a “pay for performance” approach that offers a competitive total rewards package to help create long-term value for our shareholders. Accordingly, annual cash incentive compensation awards to our named executive officers are performance-based, as are the majority of equity compensation awards to named executive officers. In designing compensation programs, and making individual recommendations or decisions, the compensation committee focuses on:

•	Aligning the interests of executive officers and shareholders;

•	Attracting, retaining, and motivating high-performing employees in a cost-efficient manner; and

•	Creating a high-performance work culture.

The Company's compensation program reflects a mix of stable and at risk compensation, designed to fairly reward executive officers and align their interests with those of shareholders in an efficient manner. Each element of the Company's compensation program is intended to provide employees with a pay opportunity that is externally competitive and which recognizes individual contributions.

The Company has considered the result of the most recent shareholder “say-on-pay” advisory vote and the support of our compensation practices it reflects. Of the shares voting or abstaining on last year's say-on-pay proposal, 94.56% voted in favor, 5.19% voted against, and 0.25% abstained from voting. The Company therefore intends to continue to focus on “pay for performance” in its approach to executive officer compensation and to retain or adjust, as appropriate, the basic elements of the Company’s compensation program in order to support that approach as described in this “Compensation Discussion and Analysis.”

Use of Peer Groups and Survey Information

The Company periodically reviews executive officer total compensation against a peer group and uses the comparison only as a competitive reference point and not as a determinative factor when making executive compensation decisions. The compensation committee periodically assesses the relevancy of the companies within the peer group and makes changes when appropriate. Banks selected as peers for compensation purposes are public and actively traded banks of comparable asset size in the Northeast and mid-Atlantic region with lending balances substantially consisting of commercial loans. For purposes of establishing the peer group, comparable size is generally deemed to include banks that range from one-half of our size to two times our size (based on net assets measured mid-year). Banks located primarily in the New York City market are excluded from the peer group, as New York metropolitan compensation practices are not directly comparable. During the past year we removed Meridian Bancorp Inc. from our peer group because it no longer fell within the asset size range we established for comparable banks. The following companies are currently included in our peer group:

Beneficial Bancorp Inc.	Lakeland Bancorp Inc.
Berkshire Hills Bancorp Inc.	National Penn Bancshares Inc.
Boston Private Financial Holdings Inc.	NBT Bancorp Inc.
Brookline Bancorp Inc.	Northwest Bancshares Inc.
Century Bancorp Inc.	Provident Financial Services Inc.
Community Bank System Inc.	S&T Bancorp Inc.
ConnectOne Bancorp, Inc.	Sterling Bancorp
Customers Bancorp, Inc.	Tompkins Financial Corp.
Dime Community Bancshares Inc.	TrustCo Bank Corp NY
First Commonwealth Financial Corp.	United Financial Bancorp, Inc.
Flushing Financial Corp.	Washington Trust Bancorp Inc.
Kearny Financial Corp.

In addition to reviewing information from the peer group, the compensation committee evaluates executive compensation by reviewing national and regional surveys that cover a broader group of companies.

Compensation Program Elements

Base Salary

Rockland Trust has utilized the Hay Group proprietary job evaluation methodology in establishing competitive salary ranges and midpoints for the executives and officers of Rockland Trust. The Hay Group conducts market analyses of cash compensation within the banking industry and uses its proprietary job evaluation process to recommend salary midpoints and ranges that reflect competitive factors and maintain internal equity. The Hay Group makes annual recommendations to the compensation committee regarding market-based changes to salary ranges and merit increase programs and adjustments to executive salary ranges were made based on the Hay Group's recommendations. The salary paid in 2016 to each of our named executive officers is set forth below in column (c) of the Summary Compensation Table.

In early 2017 performance evaluations of Mr. Oddleifson and the other executive officers were completed with respect to their 2016 performance. In early 2017 the Board approved base salary increases for all executive officers based upon the recommendations of the compensation committee which were derived from: in the case of the executive officers other than Mr. Oddleifson, the evaluation of their performance by Mr. Oddleifson and, in the case of Mr. Nadeau, his appointment as President of Rockland Trust on March 16, 2017, and, in the case of Mr. Oddleifson, the Board's performance evaluation of Mr. Oddleifson.

Annual Cash Incentive Compensation

The Board approved an executive officer performance incentive plan for use in 2016 (the “2016 Executive Incentive Plan”) and the Board administered the 2016 Executive Incentive Plan, based upon the recommendations of the compensation committee. All determinations regarding the achievement of any performance goals, the achievement of individual performance goals and objectives, and the amounts awarded under the plan were made by the Board. The 2016 Executive Incentive Plan expressly reserved the Board's right, in its sole and absolute discretion, to reduce, including a reduction to zero, any award otherwise payable.

The 2016 Executive Incentive Plan created a cash incentive program based upon the Company's financial performance, with awards determined as follows:

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The award for the CEO was determined by the product of the CEO's Target Award multiplied by the combined Bank and Peer Performance Adjustment Factors, subject to adjustment in accordance with the Executive Incentive Plan;

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Awards for the executive officers other than the CEO were determined by the product of the participant's Target Award multiplied by the combined Bank and Peer Performance Adjustment Factors and by the participant's Individual Performance Adjustment Factor, subject to adjustment in accordance with the Executive Incentive Plan.

The award payable to any participant, therefore, could have been less than or more than the Target Award, depending upon: the Company's performance against the criteria used to determine the Bank and Peer Performance Adjustment Factors; in the case of executive officers other than the CEO, the Individual Performance Adjustment Factor; and any exercise of Board discretion to make adjustments in accordance with the 2016 Executive Incentive Plan.

The 2016 Executive Incentive Plan defined “Target Award” as a specified percentage of an executive officer's base salary as follows:

Executive Officer	Target Percentage
Christopher Oddleifson	Fifty-Five Percent (55%)
Robert Cozzone	Thirty-Five Percent (35%)
Barry H. Jensen	Thirty Percent (30%)
Gerard F. Nadeau	Thirty-Five Percent (35%)
Edward H. Seksay	Thirty Percent (30%)

The 2016 Executive Incentive Plan required a Target Award to be multiplied by the combined Bank and Peer Performance Adjustment Factors, which were calculated by combining the Bank and Peer Performance Adjustment Factors and dividing by two to give each factor equal weighting.

The 2016 Executive Incentive Plan determined the Bank Performance Adjustment Factor based upon the Company’s 2016 Operating Earnings per Share results within specified ranges set forth in the 2016 Executive Incentive Plan which specified threshold, target, and maximum performance levels, as shown in the chart below. Operating Earnings per Share is a non-GAAP measure. The 2016 Executive Incentive Plan provided that for purposes of computing Operating Earnings per Share for purposes of the 2016 Executive Incentive Plan, earnings would be equal to Net Income as reflected in the Company's audited consolidated statement of income on a per share basis, adjusted upwards or downwards as determined by the compensation committee or the Board for the after-tax effect of material non-recurring items. The “Operating Earnings per Share” metric used to determine payments under the 2016 Executive Incentive Plan is the same as the “Net Operating Earnings per Diluted Share” metric set forth in the Company annual report on Form 10-K for the Company’s fiscal year ending December 31, 2016. Please refer to the Company’s annual report on Form 10-K for a reconciliation of Net Operating Earnings to Net Income.

The range of the Bank Performance Adjustment Factor set forth in the 2016 Executive Incentive Plan was as follows:

	Threshold	Target	Maximum
CEO Range for Bank Performance Adjustment Factor	Negative Fifty Percent (-50%)	One Hundred Percent (100%)	One Hundred Fifty Percent (150%)
Range of Bank Performance Adjustment Factor for other Executive Officers	Negative Fifty Percent (-50%)	One Hundred Percent (100%)	One Hundred Twenty Five Percent (125%)

The 2016 Executive Incentive Plan determined the Peer Performance Adjustment Factor by the Company's performance compared to its peer banks as measured by the publicly available Bank Holding Company Performance Report ($3B-$10B) prepared by the Federal Reserve Board or by any other information which the Board determines to be appropriate. The Company’s performance with respect to Return on Assets, Return on Equity, Charge-Offs, and Non-Performing Assets was compared with the aggregate performance of peer banks for those measures. The 2016 Executive Incentive Plan calculated the Peer Performance Adjustment Factor by averaging the Company's performance compared to peer banks within the following ranges:

Company's Percentile Performance To Peer	Adjustment for Return On Assets Peer Comparison	Adjustment for Return on Equity Peer Comparison	Adjustment for Charge-Off Peer Comparison	Adjustment for Non-Performing Asset Peer Comparison
76-100	25%	25%	-100%	-100%
56-75	12.5%	12.5%	-12.5%	-12.5%
46-55	0%	0%	0%	0%
26-45	-12.5%	-12.5%	12.5%	12.5%
0-25	-100%	-100%	25%	25%

Under the 2016 Executive Incentive Plan, the Board's determinations need not be uniform and could be made selectively among persons who received, or who are eligible to receive, a cash award. The 2016 Executive Incentive Plan reserved the right of the Board, in its sole and absolute discretion, to: make adjustments to the Bank Performance Adjustment Factor within the defined parameters set forth in the 2016 Executive Incentive Plan based upon one-time, non-recurring, or extraordinary events or any other reason that the Board deems appropriate; adjust any awards by considering factors such as regulatory compliance and credit quality; increase the award for the CEO up to a maximum of 1.20 times the amount that would have been called for by the product of the CEO's Target Award multiplied by the Bank Performance Adjustment Factor; and to reduce, including a reduction to zero, any cash award otherwise payable.

On February 16, 2017 the Board approved incentive cash payments to the CEO and the other executive officers pursuant to the 2016 Executive Incentive Plan. The amounts awarded to the named executive officers pursuant to the 2016 Executive Incentive Plan are set forth below in column (g) of the Summary Compensation Table. The Board used a combined Bank and Peer Performance Factor of 111% for executive officers and 119% for the CEO and, for executive officers other than the CEO, Individual Performance Adjustment Factors within the range from zero (0.0) to one and four-tenths (1.40) established by the 2016 Executive Incentive Plan based upon an evaluation of the executive officer's individual performance with respect to attainment of major business objectives for the year and other contributions to achievement of Company-wide objectives.

Incentive Compensation Recovery Policy
The Company has adopted an Incentive Compensation Recovery Policy which provides that, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Company will have the right, to the extent permitted by law, to recover any cash incentive compensation or performance-based equity awards paid during the three-year period preceding the date on which the Company is required to prepare the accounting restatement to any executive officer whose intentional misconduct caused the accounting restatement. The Incentive Compensation Recovery Policy does not apply to an accounting restatement arising from a change in accounting principles.
The policy directs the compensation committee to review incentive compensation paid to executive officers in the prior three years on the basis of having met or exceeded performance targets which are reduced by the accounting restatement and then to make a recommendation to the Board for approval with respect to the recovery of incentive compensation. The policy provides that the amount of incentive compensation recovery shall be no more than the difference between the amount paid and the amount that would have been paid based upon the accounting restatement. The policy states that the compensation committee and the Board will exercise their business judgment and discretion in the fair application of the Incentive Compensation Recovery Policy and consider all relevant factors in determining whether the Company will seek to recover incentive compensation from executive officers and the amount, timing, and form of any incentive compensation recovery.

Long-Term Equity Compensation

Equity compensation and stock ownership serve to link the net worth of executive officers to the performance of our common stock and therefore provide an incentive to accomplish the strategic, long-term objectives periodically established by the Company to maximize long-term shareholder returns. Long-term equity compensation grants are also designed to be a retention tool to the individuals to whom they are awarded and are made based on competitive factors, such as equity compensation awarded by peers and amounts that are determined to be appropriate in order to retain key personnel.

Time Vested and Performance-Based Restricted Stock Awards in 2016

In February 2016, the Company granted executive officers under the Employee Stock Plan both time-based restricted stock awards that vest in equal increments over five years and performance-based restricted stock awards with a three year performance period. Time vested restricted stock comprised about forty-eight percent (48%) and performance-based restricted stock about fifty-two percent (52%) of the equity awards made to executive officers, a seven percent increase in the portion of equity awards which were performance-based from the prior year.

The February 2016 performance-based restricted stock awards are subject to vesting based on achievement of specified levels of return on average tangible common equity (“ROATE”), measured over the three-year performance period from January 1, 2016 through December 31, 2018 as compared against our peer group as set forth in this proxy statement, subject to adjustment. If the Company’s ROATE during the performance period is (i) less than the 25th percentile of the peer group, no restricted shares shall vest, (ii) equal to the 25th percentile of the peer group (“Threshold Performance”), then 25% of the restricted shares shall vest, (iii) equal to the 50th percentile of the peer group (“Median Performance”), then 50% of the restricted shares shall vest or (iv) equal to or greater than the 75th percentile of the peer group (“Maximum Performance”), then 100% of the restricted shares shall vest. If ROATE is between the Threshold Performance and Median Performance or between Median Performance and Maximum Performance, then the amount of restricted shares that shall vest shall be determined by linear interpolation on a straight line basis rounded to the nearest whole share. Notwithstanding the foregoing, no performance-based restricted shares will vest if the Company’s tangible book value measured as of the end of the performance period does not exceed tangible book value measured as of the first day of the performance period.

Executive Stock Ownership Guidelines

The Company has established stock ownership guidelines for its executive officers. Executive officers are required to own common stock with a value equal to a designated multiple of their base salary, as follows:

Position	Stock Ownership Requirement
Chief Executive Officer	3x annual base salary
Chief Financial Officer	2x annual base salary
Executive Vice President	2x annual base salary
All Other Executive Officers	1x annual base salary

Individuals have until the end of the calendar year following the fifth anniversary of their date of hiring or promotion to an executive officer position to satisfy these guidelines. The following are counted towards an individual’s ownership: shares directly held by the individual and those held jointly with another person, stock held in a retirement or deferred compensation account, unvested time-based restricted shares and stock held in a trust of which the individual is both trustee and beneficiary. Stock options and performance-based restricted stock awards are not counted towards the ownership requirements. Each of our executive officers who has reached the fifth anniversary of his or her hiring or promotion satisfies our stock ownership guidelines. Information about the stock ownership of named executive officers as of December 31, 2016 is provided in the table below entitled “Stock Ownership and Other Matters.”

Retirement Benefits

Nonqualified Retirement Plans for Executive Officers

The Company has, as previously disclosed, for many years maintained a nonqualified retirement program for executive officers.

In 2001 the Board of Directors approved a non-qualified defined benefit supplemental executive retirement plan (the “Rockland SERP”) to help accomplish the objectives of its non-qualified executive officer retirement program, with the assets used to fund the actuarial accrued liability of the Rockland SERP held in a Rabbi Trust. Benefits for the original executive officer participants were originally calculated in 2001 when the Rockland SERP was established. Benefits for additional individual executive officers were calculated as they were added as participants to the Rockland SERP in subsequent years.

During 2014 the compensation committee worked with Mercer (US) Inc. to review peer practices, evaluate the Rockland SERP and other non-qualified retirement program alternatives, and design and implement a new non-qualified retirement plan for executive officers. On December 11, 2014 the Board, based upon compensation committee recommendations, voted to amend the Company’s non-qualified retirement program for executive officers by:

•	Freezing the Rockland SERP by closing it to new participants and making no further adjustments to benefits after confirming the annual benefit for each SERP participant as of December 31, 2014; and,

•	Adopting the Rockland Trust Company 401(k) Restoration Plan (the “Restoration Plan”) effective as of January 1, 2015.

In freezing the Rockland SERP the Board confirmed and approved the following annual benefits pursuant to the terms and conditions of the Rockland SERP for the executive officer participants, including the named executive officers listed below, as of December 31, 2014, computed as an annual benefit payable under the SERP upon a participant’s attainment of age 65, based on a 10 Year Certain Single Life Annuity (as defined in the Rockland SERP):

Participant	Annual Benefit Payable
Christopher Oddleifson	$487,427
Gerard F. Nadeau	$169,790
Edward H. Seksay	$120,992

There was no change to the annual Rockland SERP benefits for Mr. Oddleifson, Mr. Nadeau or Mr. Seksay from the annual benefit amount last calculated in 2008 or to the annual Rockland SERP benefits previously established for retired executive officers. Mr. Cozzone and Mr. Jensen are not participants in the Rockland SERP, as they were not promoted to an executive officer position until 2013, when the Board was evaluating the Rockland SERP.

The Restoration Plan is a defined contribution plan intended to restore to each participant the matching and discretionary contributions which would have been made to the existing Rockland Trust 401(k) plan on a participant’s behalf but were prohibited due to Internal Revenue Code limitations. The Restoration Plan defines “Compensation” as compensation as defined in Rockland Trust’s 401(k) plan, plus annual cash incentive compensation paid during the Plan year, but excluding any discretionary bonuses. The Board approved the participants in the Restoration Plan, including each of our named executive officers and, effective as of January 1, 2015, the making of restoration contributions on their behalf pursuant to the terms and conditions of the Restoration Plan. For Mr. Cozzone and Mr. Jensen, who are not participants in the Rockland SERP, the Board also approved discretionary contributions representing five percent of Compensation (as defined in the Restoration Plan) for each year beginning in 2015 that each of them participates in the Restoration Plan.

In June 2014, as previously disclosed, the Board also adopted the Independent Bank Corp. and Rockland Trust Company Nonqualified Deferred Compensation Plan (the “Nonqualified Deferred Compensation Plan”). The Nonqualified Deferred Compensation Plan permits certain highly compensated employees of the Company and/or Rockland Trust who participate in the Company’s annual incentive plans, a group which includes, but is not limited to, the named executive officers, to defer receipt of all or a portion of any award under these plans. Eligible participants were able to defer annual incentive compensation awards commencing with awards paid for the 2014 fiscal year.

Qualified Retirement Plans for Executive Officers

In 2006 the Company undertook an in depth analysis of Rockland Trust's Defined Benefit Plan which, at that point, provided a normal retirement benefit equal to (a) 2% of final average compensation less (b) 0.65% of covered compensation as defined for Social Security purposes times (c) years of service up to 25. For participants who had completed 20 or more years of service, an additional benefit of 0.5% times final average compensation times service in excess of 25 years, but not exceeding ten additional years, was provided. As a result of the changing demographics of the workplace and the need for predictability of future retirement expenses, on July 1, 2006 benefit accruals under the Defined Benefit Plan were discontinued for all employees. The benefit accruals for all qualified Rockland Trust employees, including the named executive officers, were therefore frozen at that point in time.

After considering alternative plan designs, long term costs, and competitive offerings, a non-discretionary defined contribution benefit was added as of July 1, 2006 to Rockland Trust's existing 401(k) Savings and Stock Ownership Plan. For each plan participant, the Company contributes five percent (5%) of qualified compensation up to the Social Security taxable wage base and ten percent (10%) of amounts in excess of covered compensation up to the maximum Internal Revenue Service ("IRS") limit for qualified plan compensation. These contributions were designed to be consistent with IRS and Employee Retirement Income Security Act safe harbor provisions for non discrimination to non highly compensated employees. Sentinel Benefits, a compensation and benefit consultant firm, provided actuarial and advisory services to assist the Company in the retirement plan decision made in 2006. The defined contribution benefit applies to all qualified Rockland Trust employees, including the named executive officers.

The actuarially determined present values of the named executive officers' retirement benefits as of the end of last year are reported below in the section entitled “Pension Benefits.” The holdings of named executive officers in our non-qualified defined contribution plans as of the end of last year are reported below in the section entitled “Nonqualified Deferred Compensation.”

Employment Agreements

The Company and/or Rockland Trust have entered into employment agreements with the CEO and the other named executive officers, the details of which are summarized below, to ensure the continuity of executive leadership, to clarify the roles and responsibilities of executives, and to make explicit the terms and conditions of executive employment. Provisions concerning a change of control of the Company, and terms of compensation in that event are included in these employment agreements. The change of control language in employment agreements is designed to ensure that executives devote their full energy and attention to the best long term interests of the shareholders in the event that business conditions or external factors make consideration of a change of control appropriate. Each employment agreement contains a one year post-employment nonsolicitation obligation, with the CEO additionally being subject to a one year post-employment noncompetition obligation. Any executive who breaches these covenants forfeits any future payments or benefits.

CEO Employment Agreement

The Company and Rockland Trust have had an employment agreement with Mr. Oddleifson for him to serve as President and CEO of the Company and Rockland Trust since 2003. In accordance with market practices for bank CEO employment agreements at the time Mr. Oddleifson’s employment agreement was originally signed, the agreement provides that he will be entitled to a tax gross up for any amounts in excess of IRS 280G limitations.

The agreement provides that in the event of an involuntary termination of Mr. Oddleifson's employment by the Company or Rockland Trust for reasons other than cause, as defined in the agreement, death or disability, as defined in the agreement, or a resignation by Mr. Oddleifson for “good reason,” as defined in the agreement, Mr. Oddleifson would:

•	receive, in a lump sum, an amount equal to three times his then current Base Salary;

•	be entitled to continue to participate in and receive benefits under the Company's group health and life insurance programs for 18 months;

•	receive immediate vesting of all stock options which would generally remain exercisable for the three months following termination;

•	have continued use of his Company-owned automobile for 18 months; and

•	receive an additional 18 months of service credit in the Rockland SERP;

The time vested restricted stock award agreements which the Company has entered into with Mr. Oddleifson provide for the immediate vesting of any unvested restricted stock in the event of an involuntary termination due to death or disability, termination for reasons other than “cause” or resignation by Mr. Oddleifson for “good reason.” The performance based restricted stock agreements provide that, in the event of an involuntary termination due to death or disability, termination for reasons other than “cause” or resignation for “good reason”, Mr. Oddleifson will vest in the number of shares earned based on actual performance achievement, if any, prorated to reflect the number of days he was employed during the relevant performance period, with any earned shares to be paid out at the time they are paid out generally to other grantees.

Resignation for “good reason” under the employment agreement and restricted stock award agreements, means, among other things, the resignation of Mr. Oddleifson within four months after (i) the Company or Rockland Trust, without the express written consent of Mr. Oddleifson, materially breaches the agreement to his substantial detriment; (ii) the Board of the Company or of Rockland Trust, without cause, substantially changes Mr. Oddleifson's core duties or removes his responsibility for those core duties, so as to effectively cause him to no longer be performing the duties of President and CEO of the Company and Rockland Trust; or (iii) the Board of the Company or of Rockland Trust without cause, places another executive above Mr. Oddleifson in the Company or Rockland Trust. Mr. Oddleifson is required to give the Company or Rockland Trust 30 business days notice and an opportunity to cure in the case of a resignation for "good reason."

In the event of a termination of Mr. Oddleifson by the Company due to disability, Mr. Oddleifson would be entitled to be paid an amount equal to the greater of fifty percent of his base salary or any benefits received under the Company’s disability insurance program and continued participation for twelve months in insurance programs and an additional twelve months of service credit in the Rockland SERP.

In the event of a termination of Mr. Oddleifson by the Company or Rockland Trust “for cause,” as defined in the agreement, Mr. Oddleifson would forfeit benefits under the Rockland SERP and would lose the right to exercise his stock options. Upon a termination “for cause,” Mr. Oddleifson would also forfeit any unvested restricted stock, subject to, in certain cases, the Company's right to repurchase the unvested shares for nominal consideration.

In the event of a change of control, as defined in the agreement, following which Mr. Oddleifson (i) is terminated for reasons other than cause, death or disability, or (ii) resigns from employment for any reason, Mr. Oddleifson is entitled to a lump sum of three years base salary plus three times the greater of (x) the amount of any incentive payment paid out within the previous 12 months under the Executive Incentive Plan or (y) the amount of any incentive payment paid out during the 12 months prior to such change of control under the Executive Incentive Plan, plus continued participation in health and life insurance benefits for a three year period. The Company is obligated to credit and fund three years additional service in the Rockland SERP and Mr. Oddleifson is entitled to a tax gross up for any amounts in excess of IRS 280G limitations. His stock award agreements provide that Mr. Oddleifson's unvested time and performance-based restricted stock and options will vest in the event of change of control, with options remaining exercisable for three months following termination.

Executive Officer Employment Agreements

The Company and Rockland Trust (in the case of those individuals who are also officers of the Company) has entered into employment agreements with its other executive officers that are, in substance, virtually identical with the exception that one agreement provides for 24 months of change in control benefits and the other agreements provide for 36 months of change of control benefits.

These agreements generally provide that if an executive officer is terminated involuntarily for any reason other than "cause," as defined in the agreements, death or disability, as defined in the agreements, or if an executive officer resigns for “good reason,” as defined in the agreements, he or she would be entitled to:

•	receive his/her then current base salary for 12 months;

•
participate in and receive benefits under Rockland Trust's group health and life insurance programs for 12 months or, to receive a payment equal to the cost to Rockland Trust for the executive officer's participation in such plans and benefits for such period with a gross up for taxes; and,

•	have all stock options previously granted immediately become fully exercisable and remain exercisable generally for a period of three months following his/her termination.

The time vested restricted stock award agreements which the Company has entered into with these executive officers provide for the immediate vesting of any unvested restricted stock in the event of an involuntary termination due to death or disability, termination for reasons other than “cause” or their resignation for “good reason.” The performance based restricted stock agreements which the Company has entered into with these executive officers provide that, in the event of an involuntary termination due to death or disability, termination for reasons other than “cause” or resignation for “good reason”, the executive officer will vest in the number of shares earned based on actual performance achievement, if any, prorated to reflect the number of days the executive officer was employed during the relevant performance period, with any earned shares to be paid out at the time they are paid out generally to other grantees.

Resignation for “good reason” under the employment agreements and restricted stock award agreements, means, among other things, the resignation of an executive officer within four months after (i) Rockland Trust, without the express written consent of the executive officer, materially breaches the agreement to his/her substantial detriment; or (ii) the Rockland Trust Board of Directors, or its President and CEO, without cause, substantially changes the executive officer's core duties or removes his/her responsibility for those core duties, so as to effectively cause him/her to no longer be performing the duties for which he/she was hired. Each executive officer is required to give Rockland Trust 30 business days notice and an opportunity to cure in the case of a resignation for "good reason."

If an executive officer is terminated following a change of control, as defined in the agreements, for any reason other than "cause," death or disability, or if such executive officer resigns from employment for any reason during the 30 day period immediately following the first anniversary of the effective date of a change of control, he/she shall receive a lump sum payment equal to either 24 or 36 months salary, plus a lump sum payment equal to either two or three times the greater of (x) the amount of any incentive payment paid out within the previous 12 months under the Executive Incentive Plan or (y) the amount of any incentive payment paid out during the 12 months prior to such change of control under the Executive Incentive Plan. The Company is obligated to credit and fund three (3) years additional service in the Rockland SERP and the executive officer may continue to participate in and receive benefits under Rockland Trust's group health and life insurance programs for either 24 or 36 months or, to the extent such plans or benefits are discontinued and no comparable plans or benefits are established, to receive a payment equal to the cost to Rockland Trust for the executive officer's participation in such plans and benefits for such period with a gross up for taxes. These amounts are subject to the limits of Section 280G of the Internal Revenue Code and will be rolled back to an amount less than the limit. The executive officer stock award agreements also provide that the executive's unvested time- and performance-based restricted stock and options will vest in the event of change of control, with options remaining exercisable for three months following terminations.

Table of Potential Benefits Payable Upon Termination or Change in Control

The following table quantifies the benefits that would have been payable to our named executive officers under their employment agreements and stock award agreements using the five year period ending December 31, 2015 for purposes of computing any Section 280G limitation (if applicable), as if the event described to trigger their benefits had occurred as of December 31, 2016:

		Termination			Net Termination
		Without Cause	Termination	Termination	Benefit Due to
	Termination	or Resignation	Due to	Due to	a Change of
Name	for Cause	for Good Reason	Disability	Death	Control
Christopher Oddleifson
Severance	$—	$2,049,000	$341,500	$—	$3,658,284
Equity Acceleration	—	3,169,616	3,169,616	3,169,616	3,796,762
Medical benefits	—	20,959	13,973	—	41,919
Perquisites	—	9,863	—	—	—
Additional service credit in SERP	—	437,020	291,346	—	874,039
Income tax gross up	—	—	—	—	1,867,600
Total	$—	$5,686,458	$3,816,435	$3,169,616	$10,238,604
Robert Cozzone
Severance	$—	$330,000	$—	$—	$1,528,461
Equity Acceleration	—	724,156	724,156	724,156	1,138,241
Medical benefits	—	11,672	—	—	73,485
Perquisites	—	—	—	—	—
Additional service credit in SERP	—	—	—	—	—
280G cutback	—	—	—	—	(541,071)
Total	$—	$1,065,828	$724,156	$724,156	$2,199,116
Barry Jensen
Severance	$—	$283,500	$—	$—	$803,014
Equity Acceleration	—	487,726	487,726	487,726	593,894
Medical benefits	—	11,672	—	—	48,990
Perquisites	—	—	—	—	—
Additional service credit in SERP	—	—	—	—	—
280G cutback	—	—	—	—	—
Total	$—	$782,898	$487,726	$487,726	$1,445,898
Gerry Nadeau
Severance	$—	$372,500	$—	$—	$1,725,309
Equity Acceleration	—	1,168,484	1,168,484	1,168,484	2,884,163
Medical benefits	—	11,672	—	—	73,485
Perquisites	—	—	—	—	—
Additional service credit in SERP	—	—	—	—	147,241
280G cutback	—	—	—	—	(68,628)
Total	$—	$1,552,656	$1,168,484	$1,168,484	$4,761,570
Edward Seksay
Severance	$—	$308,000	$—	$—	$1,354,770
Equity Acceleration	—	587,835	587,835	587,835	700,273
Medical benefits	—	13,973	—	—	87,972
Perquisites	—	—	—	—	—
Additional service credit in SERP	—	—	—	—	200,402
280G cutback	—	—	—	—	(118,267)
Total	$—	$909,808	$587,835	$587,835	$2,225,150

Tabular Disclosures Regarding Executive Officers

The following tables provide compensation information for the CEO, CFO, and the Company's named executive officers in 2016:

SUMMARY COMPENSATION TABLE

							Change in Pension Value and
						Non -Equity	Nonqualified
Name						Incentive	Deferred	All
and				Stock	Option	Plan	Compensation	Other
Principal			Bonus	Awards	Awards	Compensation	Earnings	Compensation
Position	Year	Salary		(1) (2)	(1) (2)	(3)	(4)	(5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Christopher Oddleifson, CEO	2016	$677,693	$—	$651,351	$—	$536,428	$529,200	$167,378	$2,562,050
	2015	$655,385	$—	$640,000	$—	$503,292	$318,372	$155,808	$2,272,857
	2014	$659,201	$—	$644,885	$—	$407,882	$991,108	$65,660	$2,768,736
Robert Cozzone, CFO	2016	$324,231	$—	$178,309	$—	$179,487	$—	$92,389	$774,416
	2015	$299,231	$—	$172,108	$—	$153,888	$—	$82,122	$707,349
	2014	$277,385	$—	$153,705	$—	$123,018	$—	$75,061	$629,169
Barry H. Jensen, Chief Information Officer	2016	$281,539	$—	$111,181	$—	$118,007	$—	$79,645	$590,372
	2015	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Gerard Nadeau, EVP, Commercial Lending	2016	$369,846	$—	$226,557	$—	$202,603	$156,585	$73,179	$1,028,770
	2015	$358,462	$—	$236,148	$—	$196,153	$61,338	$69,201	$921,302
	2014	$359,423	$—	$251,264	$—	$165,600	$418,197	$39,074	$1,233,558
Edward Seksay, General Counsel	2016	$303,846	$—	$113,279	$—	$143,590	$131,812	$62,173	$754,700
	2015	$287,923	$—	$120,075	$—	$135,064	$74,457	$47,854	$665,373
	2014	$289,654	$—	$112,292	$—	$113,960	$267,793	$43,663	$827,362

(1) The assumptions used in the valuation for the awards reported in the Stock Awards column (column (e)) and the Option Awards column (column (f)) can be found in the Stock-Based Compensation section of the Notes to Consolidated Financial Statements filed as part of the Company’s 2016 Annual Report on Form 10-K.
(2) The amounts listed in columns (e) and (f) represent the aggregate fair value of the options/awards on the date of grant calculated in accordance with ASC 718. The portion of the amount in column (e) attributable to performance-based restricted shares represents the value at the grant date assuming the probable outcome of performance conditions, which is assumed at the maximum value. The value of each named executive officer’s award at the grant date assuming the highest level of performance achievement, or maximum value, is as follows: Mr. Oddleifson, $337,738, Mr. Cozzone, $92,301, Mr. Jensen, $58,737, Mr. Nadeau, $109,083, and Mr. Seksay, $58,737.
(3) The amounts listed in column (g) represent the cash payments which the Board approved for performance in these years pursuant to the Executive Cash Incentive Plan.
(4) The amounts in column (h) represent the aggregate change in the actuarial present value of the individual's accumulated benefits under Rockland Trust's frozen defined benefit plan and under the Rockland SERP. The Restoration Plan and the Nonqualified Deferred Compensation Plan do not provide for above-market earnings and therefore are not included in column (h) above.
(5) The amounts in column (i) include the income attributable to dividends on Restricted Stock Awards, 401(k) matching contributions, and employer contributions under the Restoration Plan. Non-perquisite benefits are identified below:

	Dividends on Restricted Stock Awards	401(k) Plan Employer Contributions	401(k) Restoration Plan Contributions
Christopher Oddleifson	$37,490	$24,550	$105,338
Robert Cozzone	$8,094	$23,595	$48,415
Barry Jensen	$5,653	$24,453	$34,847
Gerard Nadeau	$14,014	$24,550	$34,615
Edward Seksay	$7,076	$24,434	$20,000

The only individuals with 2016 perquisite/personal benefits in column (i) which exceed $10,000 are Mr. Cozzone, Mr. Jensen and Mr. Seksay. The only perquisite benefit provided to the executives is the value of a Company-owned car in the amounts of $12,285, $10,692 and $10,663, respectively. Excluded from this column are perquisites for other executives, the aggregate amount of which for each such executive does not exceed $10,000.

GRANTS OF PLAN-BASED AWARDS

"Grant Date" refers to the date of stock awards granted during 2016. The grant date fair value of stock awards was calculated, in accordance with the 2005 Employee Stock Plan, as the average of the high and low trading prices on the date of grant for each restricted share granted. The following table provides information relating to the grants of plan-based awards during 2016:

								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair
								Number	Number	or Base	Value of
		Estimated Future			Estimated Future			of Shares	of Securities	Price of	Equity-
		Payouts Under Non-Equity			Payouts Under			of Stock	Underlying	Option	Based
		Incentive Plan Awards (1)			Equity Incentives Plan Awards (2)			or Units	Options	Awards	Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/SH)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Christopher Oddleifson	2/11/2016	$187,825	$375,650	$619,823	2,013	4,025	8,050	7,475	—	—	$651,351
Robert Cozzone	2/11/2016	$57,750	$115,500	$202,125	550	1,100	2,200	2,050	—	—	$178,309
Barry Jensen	2/11/2016	$42,525	$85,050	$148,838	350	700	1,400	1,250	—	—	$111,181
Gerard Nadeau	2/11/2016	$65,188	$130,375	$228,156	650	1,300	2,600	2,800	—	—	$226,557
Edward Seksay	2/11/2016	$46,200	$92,400	$161,700	350	700	1,400	1,300	—	—	$113,279

(1) The amounts reported in the Target column represent each named executive officer’s Target Award under the Executive Incentive Plan. The amounts reported in the Threshold column were calculated for each named executive officer assuming that threshold performance was attained for both the Bank Performance and Peer Performance Adjustment Factors and, other than for our CEO, assuming the Individual Performance Factor was attained at 100%. The amounts reported in the Maximum column were calculated for each named executive officer assuming that maximum performance was attained for both the Bank Performance and Peer Performance Adjustment Factors and the Individual Performance Factor was attained at the maximum of 140% (or in the case of our CEO, the maximum of 1.20 times the amount equal to the product of his Target Award multiplied by the maximum Bank Performance Adjustment Factor). See column (g) in the Summary Compensation Table for the actual incentive award paid to each named executive officer.
(2) These amounts represent the threshold, target and maximum number of shares that each named executive officer may earn with respect to the performance-based restricted share awards granted in 2016 subject to achievement of specified levels of ROATE as compared to the peer group as described in the Compensation Discussion and Analysis under “Time Vested and Performance-Based Restricted Stock Awards in 2016.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table set forth below contains individual equity awards that were outstanding as of December 31, 2016 for the named executive officers:

	Option Awards					Stock Awards
									Equity		Equity
			Equity						Incentive		Incentive
			Incentive						Plan Awards:		Plan Awards:
			Plan Awards:					Market	Number of		Market or
	Number of	Number of	Number of			Number of		Value of	Unearned		Payout Value
	Securities	Securities	Securities			Shares		Shares	Shares,		of Unearned
	Underlying	Underlying	Underlying	Option		or Units		or Units	Units or		Shares, Units
	Unexercised	Unexercised	Unexercised	Exercise	Option	of Stock		of Stock	Other Rights		or Other Rights
	Options	Options	Unearned	Price	Expiration	That Have		That Have	That Have		That Have
Name	Exercisable (#)	Unexercisable	Options	($/SH)	Date	Not Vested (#)		Not Vested	Not Vested (#)		Not Vested
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)

Christopher Oddleifson						3,700	(1)	$260,665
						7,400	(2)	$521,330
						6,300	(3)	$443,835
						6,888	(4)	$485,260
						7,475	(5)	$526,614
									6,298	(6)	$407,638
									7,380	(7)	$519,921
									8,050	(8)	$567,123
Robert Cozzone	3,250	—	—	$28.27	2/14/2018
	2,500	—	—	$27.58	2/10/2021
						500	(1)	$35,225
						1,000	(2)	$70,450
						1,500	(3)	$105,675
						1,840	(4)	$129,628
						2,050	(5)	$144,423
									1,504	(6)	$97,346
									2,000	(7)	$140,900
									2,200	(8)	$154,990
Barry Jensen						500	(1)	$35,225
						1,000	(2)	$70,450
						960	(3)	$67,632
						1,120	(4)	$78,904
						1,250	(5)	$88,063
									940	(6)	$60,842
									1,200	(7)	$84,540
									1,400	(8)	$98,630

	Option Awards					Stock Awards
									Equity		Equity
			Equity						Incentive		Incentive
			Incentive						Plan Awards:		Plan Awards:
			Plan Awards:					Market	Number of		Market or
	Number of	Number of	Number of			Number of		Value of	Unearned		Payout Value
	Securities	Securities	Securities			Shares		Shares	Shares,		of Unearned
	Underlying	Underlying	Underlying	Option		or Units		or Units	Units or		Shares, Units
	Unexercised	Unexercised	Unexercised	Exercise	Option	of Stock		of Stock	Other Rights		or Other Rights
	Options	Options	Unearned	Price	Expiration	That Have		That Have	That Have		That Have
Name	Exercisable (#)	Unexercisable	Options	($/SH)	Date	Not Vested (#)		Not Vested	Not Vested (#)		Not Vested
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)

Gerard Nadeau	5,000	—	—	$33.00	2/15/2017
	10,000	—	—	$29.38	7/19/2017
	15,000	—	—	$28.27	2/14/2018
	6,500	—	—	$27.43	2/17/2021
						1,280	(1)	$90,176
						2,560	(2)	$180,352
						2,460	(3)	$173,307
						2,800	(4)	$197,260
						2,800	(5)	$197,260
									2,444	(6)	$158,188
									2,400	(7)	$169,080
									2,600	(8)	$183,170
Edward Seksay						760	(1)	$53,542
						1,520	(2)	$107,084
						1,080	(3)	$76,086
						1,280	(4)	$90,176
						1,300	(5)	$91,585
									1,128	(6)	$73,010
									1,400	(7)	$98,630
									1,400	(8)	$98,630

(1) This stock award vests evenly over the five-year period beginning February 16, 2012. These remaining unvested shares vested on February 16, 2017.
(2) This stock award vests evenly over the five-year period beginning February 14, 2013. Of these remaining unvested shares, 50% vested on February 14, 2017 and the balance will vest on February 14, 2018.

(3) This stock award vests evenly over the five-year period beginning March 20, 2013. Of these remaining unvested shares, 33% vested on March 20, 2017 and the balance will vest evenly on each of March 20, 2018 and 2019.

(4) This stock award vests evenly over the five-year period beginning February 12, 2015. Of these remaining unvested shares, 25% vested on February 12, 2017 and the balance will vest evenly on each of February 12, 2018, 2019 and 2020.

(5) This stock award vests evenly over the five-year period beginning February 11, 2016. Of these remaining unvested shares, 20% vested on February 11, 2017 and the balance will vest evenly on each of February 11, 2018, 2019, 2020 and 2021.

(6) This performance-based restricted share award vested on February 28, 2017, based on achieving specified levels of ROATE performance as compared to our peer group over the three-year performance period from January 1, 2014 to December 31, 2016. Earned shares vested upon compensation committee certification of performance achievement following completion of the performance period. These awards were earned at 94% of the maximum, as shown here.

(7) This performance-based restricted share award will vest based on achieving specified levels of ROATE performance as compared to our peer group over the three-year performance period from January 1, 2015 to December 31, 2017. Any shares earned will vest upon compensation committee certification of performance achievement following completion of the performance period. Amounts shown here are reported at maximum.

(8) This performance-based restricted share award will vest based on achieving specified levels of ROATE performance as compared to our peer group over the three-year performance period from January 1, 2016 to December 31, 2018. Any shares earned will vest upon compensation committee certification of performance achievement following completion of the performance period. Amounts shown here are reported at maximum.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the aggregate amount of options exercised and stock awards vesting during the last fiscal year and the value realized:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	Upon Exercise	Vesting	on Vesting
(a)	(b)	(c)	(b)	(e)

Christopher Oddleifson	—	$—	13,622	$602,369
Robert Cozzone	1,250	$24,981	2,520	$114,177
Barry Jensen	—	$—	2,000	$88,297
Gerard Nadeau	—	$—	4,980	$220,399
Edward Seksay	—	$—	2,700	$119,170

Pension Benefits

The Rockland Trust SERP Participation Agreements provide for an annual benefit payable at age 65 to the executive upon termination of employment at age 62 or later. Should the executive terminate employment prior to age 62, the benefit is prorated based on the executive's benefit service as of employment termination relative to the executive's projected benefit service at age 65. The accumulated benefit shown in the table has been calculated assuming the executive terminated employment as of December 31, 2016. The present value of accumulated benefit has been calculated assuming the executive will start receiving his or her pension at age 65. The assumptions used for the Rockland SERP are those required under U.S. GAAP, including a discount rate of 3.94% which is based on the investment yield of high quality corporate bonds available in the market place as determined by the Citigroup Pension Liability Index as well as post-retirement mortality according to the White Collar RP-2014 Mortality Table with Scale MP-2016. The discount rate used for computing the Defined Benefit Plan present value of accumulated benefit is 4.14%, which is based on the Citigroup Pension Liability Index as of December 31, 2016. As discussed in the Compensation Discussion and Analysis, the Defined Benefit Plan and Rockland SERP were frozen for purposes of benefit accrual in 2006 and 2014, respectively.

The following table provides details of the present value of the accumulated benefit and years of credited service for the named executive officers under the Company's qualified and non-qualified retirement programs as of December 31, 2016:

			Present Value of
	Plan	Number of Years	Accumulated	Payments During
Name	Name	Credited Service	Benefit	Last Fiscal Year
(a)	(b)	(c)	(d)	(e)

Christopher Oddleifson	Defined Benefit Plan	2.417	$97,000	$—
	Rockland SERP	12.917	$3,763,227	$—
Robert Cozzone	Defined Benefit Plan	6.667	$85,000	$—
	Rockland SERP	—	$—	$—
Barry Jensen	Defined Benefit Plan	7.250	$133,000	$—
	Rockland SERP	—	$—	$—
Gerard Nadeau	Defined Benefit Plan	22.500	$663,000	$—
	Rockland SERP	32.500	$1,595,119	$—
Edward Seksay	Defined Benefit Plan	4.917	$189,000	$—
	Rockland SERP	15.417	$1,029,841	$—

Nonqualified Deferred Compensation

As discussed above in the Compensation Discussion and Analysis under “Retirement Plans - Nonqualified Retirement Plans for Executive Officers,” in June 2014 our Board adopted the Independent Bank Corp. and Rockland Trust Company Nonqualified Deferred Compensation Plan and in December 2014 adopted the Rockland Trust Company 401(k) Restoration Plan.

Restoration Plan. The Restoration Plan is a defined contribution plan intended to restore to each participant the matching and discretionary contributions which would have been made to the existing tax qualified Rockland Trust 401(k) plan on a participant’s behalf but were prohibited due to Internal Revenue Code limitations.

The Restoration Plan defines “Compensation” as compensation as defined in Rockland Trust’s 401(k) plan, plus annual cash incentive compensation paid during the Plan year, but excluding any discretionary bonuses. The Board approved the participants in the Restoration Plan, including each of our named executive officers and, effective as of January 1, 2015, the making of restoration contributions on their behalf pursuant to the terms and conditions of the Restoration Plan.

Company contributions to the Rockland Trust 401(k) plan are restricted by Internal Revenue Service (“IRS”) limits on compensation into qualified plans. The Restoration Plan restores the Company contributions into the 401(k) plan which were limited as a result of the IRS compensation limits. The Restoration Plan incorporates the following Company contributions, consistent with the 401(k) plan: the Company match, calculated at 25% of the first 6% of deferrals; the Company non-elective contribution of 5% of salary up to the Social Security taxable wage base; and, the Company supplemental non-elective contribution of 10% of salary from the Social Security taxable wage base up to the IRS compensation limit. The Company contributions into the 401(k) Plan limited by the IRS compensation limits, in addition to the Company contributions on the annual incentive compensation, are to be funded into the participant’s Restoration Plan account on an annual basis.

The Restoration Plan also provides for additional, discretionary contributions, as approved by the Board. Additional discretionary contributions have been approved for Mr. Cozzone and Mr. Jensen and are described in the Compensation Discussion and Analysis under “Retirement Plans - Nonqualified Retirement Plans for Executive Officers”.

In addition to receiving the Company contributions described above, Restoration Plan participants may elect to defer receipt of all or any portion of their base salary. There is no limit on the amount of base salary that a participant may defer.

Restoration Plan participants have the right to direct the investment of their account balance by choosing from among investment alternatives made available by the plan administrator, including Company stock. Each participant’s account under the plan will be credited with earnings or losses arising from investment performance. A participant’s account balance will be paid out, subject to plan terms, upon a separation from service, or upon death or disability, in a lump sum unless the participant has elected annual installment payments.

Nonqualified Deferred Compensation Plan. The Nonqualified Deferred Compensation Plan permits certain highly compensated employees of the Company and/or Rockland Trust who participate in the annual incentive plans of the Company and/or Rockland Trust, a group determined by the compensation committee which includes, but is not limited to, the named executive officers, to defer receipt of all or a portion of any annual incentive award. No other form of compensation is eligible for deferral under this plan. The compensation committee administers the plan and annually selects the employees who are eligible to participate. Each participant has the right to direct investment of their account balance by choosing from among the investment alternatives made available by the plan administrator, and each account will be credited with earnings or losses arising from investment performance. A participant’s account balance will be paid out, subject to plan terms, upon a separation from service, or upon death or disability, in a lump sum payment unless the participant has elected annual installment payments.

The following table provides details regarding our named executive officers’ participation in our nonqualified Restoration Plan and Nonqualified Deferred Compensation Plan ("NQDC") as of December 31, 2016:

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)		(b)	(c)	(d)	(e)	(f)
			(1)			(1)

Christopher Oddleifson	Restoration	—	105,338	6,983	—	204,122
	NQDC	—	—	—	—	—
Robert Cozzone	Restoration	—	48,415	42,269	—	167,024
	NQDC	—	—	—	—	—
Barry Jensen	Restoration	—	34,847	4,330	—	87,539
	NQDC	—	—	—	—	—
Gerard Nadeau	Restoration	—	34,615	2,136	—	66,543
	NQDC	—	—	—	—	—
Edward Seksay	Restoration	—	20,000	1,128	—	36,869
	NQDC	—	—	—	—	—

(1) Columns (c) and (f) include amounts that were earned during 2016 and were funded to the plan in 2017. All amounts reported in column (c) have been reported as compensation in the Summary Compensation Table.

STOCK OWNERSHIP AND OTHER MATTERS

Common Stock Beneficially Owned by: any Person or Entity who Owns 5% or More of Common Stock, our Directors and Named Executive Officers, and all of our Executive Officers and Directors as a Group

The following table sets forth the beneficial ownership of the Common Stock as of December 31, 2016, with respect to (i) any person or entity who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director, (iii) each of the named executive officers, and (iv) all directors and all executive officers of the Company as a group:

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership		of Class (1)

BlackRock, Inc.	3,073,039	(2)	11.7%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc	2,265,908	(2)	8.60%
100 Vanguard Blvd.
Malvern, PA 19355
Donna L. Abelli	10,055		**
William P. Bissonnette	20,536	(3)	**
Robert Cozzone	26,911		**
Barry H. Jensen	11,544		**
Kevin J. Jones	121,406	(4)	**
Mary L. Lentz	753		**
Eileen C. Miskell	19,174		**
John J. Morrissey	10,770		**
Gerard Nadeau	57,359	(5)	**
Daniel F. O'Brien	28,912		**
Christopher Oddleifson	95,799		**
Carl Ribeiro	18,768	(6)	**
Edward H. Seksay	12,640		**
John H. Spurr, Jr.	139,460	(7)	**
Maurice H. Sullivan Jr.	39,691	(8)	**
Frederick Taw	11,435		**
Brian S. Tedeschi	43,472		**
Thomas R. Venables	27,123	(9)	**
Directors and executive officers as a group (20 Individuals)	721,265	(10)	2.67%
___________
** less than one percent

(1)
Percentages are not reflected for individuals whose holdings represent less than 1%. The information contained herein is based on information provided by the respective individuals and filings pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) as of December 31, 2016. Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has, or shares, (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, all shares are beneficially owned by the respective individuals. Shares of common stock which are subject to stock options exercisable within 60 days of December 31, 2016 are deemed to be outstanding for the purpose of computing the amount and percentage of outstanding common stock owned by such person.

(2)	Shares owned as of December 31, 2016, based upon public filings with the SEC.

(3)	Includes 5,918 shares owned jointly by Mr. Bissonnette and his spouse in broker name.

(4)
Includes 18,000 shares owned by Mr. Jones and his spouse, jointly, 4,815 shares owned by Mr. Jones' wife, individually, 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Brian Jones Irrevocable Trust; 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Mark Jones Irrevocable Trust, and 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Sean Jones Irrevocable Trust; 5,000 shares owned by Plumbers' Supply Company, of which Mr. Jones is Treasurer. Mr. Jones shares voting and investment power with respect to such shares.

(5)	Includes 8,544 shares owned jointly by Mr. Nadeau and his spouse in broker name and 414 shares owned by children over which Mr. Nadeau has custodial powers.

(6)	Includes 3,650 shares held in broker name for benefit of Mr. Ribeiro's spouse.

(7)
Includes 4,830 shares held in various trusts, as to which Mr. Spurr is a trustee and, as such, has voting and investment power with respect to such shares. Includes 2,704 shares held in the name of Kay Spurr 2014 Trust, of which Mr. Spurr may be deemed to possess voting or investment control. Includes 14,503 shares held in the name of John H. Spurr, Jr. 2014 Trust, of which Mr. Spurr is a Trustee and Life Beneficiary. Includes 100,000 shares owned of record by A. W. Perry Security Corporation, a wholly-owned subsidiary of A.W. Perry, Inc., of which Mr. Spurr is Vice Chair.

(8)	Includes 3,174 shares owned by Mr. Sullivan's wife, individually and 453 shares owned by Mr. Sullivan's wife, for the benefit of their grandchild.

(9)	Includes 3,265 shares owned jointly by Mr. Venables and his spouse in broker name.

(10)
This amount includes a total of 71,918 shares, which the group has a right to acquire within 60 days of December 31, 2016 through the exercise of stock options granted pursuant to the Company's Stock Plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and holders of 10% or more of the Company's common stock, to file reports on Forms 3, 4, and 5 with the SEC to indicate ownership and changes in ownership of common stock with the SEC and to furnish the Company with copies of those reports. Based solely upon a review of those reports and any amendments thereto, the Company believes that during the year ending December 31, 2016, filing requirements under Section 16(a) were complied with in a timely fashion, except as follows: In March 2016, Robert Cozzone received an employer contribution to the 401(k) Restoration Plan which was invested in the Company's common stock. Due to an inadvertent administrative delay, the transaction was reported late on a Form 4.

Solicitation of Proxies and Expenses of Solicitation

The proxy form accompanying this proxy statement is solicited by the Board of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, Georgeson Shareholder Communications may solicit proxies at an approximate cost of $8,500 plus reasonable expenses. Such solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

Appendix A

INDEPENDENT BANK CORP. 2017 EXECUTIVE INCENTIVE PLAN

1.     Purpose

The purpose of this plan (the “Plan”) is to enable Independent Bank Corp. (the “Company”) and its Subsidiaries to attract, retain, motivate and reward Participants by providing Participants with the opportunity to earn incentive compensation under the Plan related to the Company’s performance. Incentive compensation granted under the Plan to Covered Employees is intended to qualify as performance-based compensation within the meaning of Section 162(m). Unless defined elsewhere in the Plan, capitalized terms shall have the definitions set forth in Section 9.

2.     Administration

(a) Power and Authority of the Committee.

The Committee shall administer the Plan. Subject to the express provisions of the Plan, the Committee shall have full power and authority:

i.	to designate Participants;

ii.	to establish the Performance Targets during a Performance Period and to determine whether Performance Targets have been achieved;

iii.	to prescribe, amend, and rescind rules and procedures relating to the Plan;

iv.	subject to the provisions of the Plan, to delegate to one or more officers of the Company some or all of its authority under the Plan;

v.
to employ legal counsel, independent auditors or consultants, as may be necessary or advisable in the sole discretion of the Committee, for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

vi.	to make all determinations, to adopt rules, and to formulate procedures, as may be necessary or advisable in the sole discretion of the Committee, for administration of the Plan.

(b) Plan Construction and Interpretation.

The Committee shall have full power and authority to construe and interpret the Plan.

(c) Determinations of Committee Final and Binding.

All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding, and conclusive for all purposes and upon all persons.

(d) Delegation of Authority.

With respect to matters relating to Participants other than the Chief Executive Officer, except with respect to matters that are required to be certified by the Committee under the Plan, or that are required to be handled exclusively by the Committee under Section 162(m) with respect to Awards intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m), the Committee may, in its discretion, authorize the Chief Executive Officer of the Company or the full Board to act on its behalf. With respect to matters relating the Chief Executive Officer, except with respect to matters that are required to be certified by the Committee under the Plan, or that are required to be handled exclusively by the Committee under Section 162(m) with respect to Awards intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m), the Committee may, in its discretion, authorize the full Board to act on its behalf.

3.    Awards

(a) Performance Targets.

The Committee may make a determination to give a Participant the opportunity to earn incentive compensation under the Plan during a Performance Period. If the Committee decides to offer such an opportunity to one or more Participants, then with respect to Awards that are intended to qualify for the exemption from the limitation on deductibility under Section 162(m), no later than 90 days after the beginning of the Performance Period (or any earlier or later date as may be required by Section 162(m)), the Committee shall:

i.	designate each Participant for the Performance Period;

ii.	determine and establish in writing one or more Performance Goals to be applicable to the Performance Period for each Participant;

iii.
establish one or more specific Performance Targets related to Performance Goal or Goals and the incentive amount that could be earned for the Performance Period by each Participant (with sufficient specificity to satisfy the requirements of Section 162(m)); and

iv.	specify the relationship between Performance Targets and the amount of incentive compensation each Participant may earn for the Performance Period.

The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit of the Company or one or more Subsidiaries. The Performance Targets may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of a Subsidiary, division, department, region, functional or business unit) or measured relative to selected peer companies or a market index.

With respect to Awards that are not intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m), the establishment of Performance Goals and Performance Targets, the determination of the level of achievement of Performance Goals and Performance Targets and the determination of the amount of any Award shall be consistent with the administrative processes of the Company.

(b) Discretion to Structure Awards.

The Committee shall have the sole discretion to structure Awards in any manner it deems advisable, including, without limitation:

i.	specifying that the incentive amount for a Performance Period will be earned if the applicable Performance Target is achieved for one Performance Goal or for any one of a number of Performance Goals;

ii.	providing that the incentive amount for a Performance Period will be earned only if the applicable Performance Target(s) are achieved for more than one Performance Goal; or

iii.	providing that the incentive amount to be earned for a given Performance Period will vary based upon different levels of achievement of the applicable Performance Targets.

(c) Determination of Award.

Following the completion of each Performance Period, with respect to Awards to Covered Employees that are subject to the requirements of Section 162(m), the Committee shall certify in writing whether the applicable Performance Target(s) were achieved for the Performance Period and the incentive amounts, if any, earned by Participants for the Performance Period. In determining the incentive amount earned by a Participant for a given Performance Period, the Committee shall have the right to reduce (but not to increase) the incentive amount payable at a given level of performance. In doing so, the Committee may take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual’s performance or business or financial performance for the Performance Period. The exercise of negative discretion with respect to one Participant, however, is not permitted to result in an increase in the amount payable to another Participant.

(d) Payment of Awards.

Subject to Section 4, Awards shall be paid to the Participant on a date after the end of the Performance Period that is no later than 2½ months following the end of the Performance Period. Notwithstanding the foregoing, an Award may be paid later than 2½ months following the end of the Performance Period if (i) it is administratively impracticable to make payment by that date, provided that the Award is paid during the first taxable year of the Participant in which the calculation of the amount is administratively practicable; or (ii) paying the Award by that date would jeopardize the ability of the Company to continue as a going concern, provided that the Award is paid in the first taxable year of the Participant in which the payment of the Award would not have that effect. Until paid to a Participant, Awards may not be assigned, alienated, transferred or encumbered in any way.

Except to the extent set forth in the Plan, no Award will be paid to a Participant unless the Participant is employed by the Company or a Subsidiary as of the date of payment.

(e) Maximum Amounts.

The maximum aggregate incentive amount that may be earned under the Plan by a Participant for all Performance Periods completed during any given fiscal year of the Company is two million dollars ($2,000,000) If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation on deductibility imposed by Section 162(m).

(f) Performance Goals.

In the case of any Award that is intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m), the Performance Goals with respect to which the Committee may establish Performance Targets shall relate to one or more of the following performance criteria, as the Committee deems appropriate in its sole discretion (in each case as established by the Committee within the time periods and with the specificity intended to meet the requirements of Section 162(m)):

i.
earnings or earnings per share and any potential variant of earnings or earnings per share, including but not limited to net earnings per share, diluted earnings per share, diluted net earnings per share, operating earnings or operating earnings per share, operating net earnings per share, operating diluted earnings per share, operating diluted net earnings per share, adjusted operating earnings, net earnings from continuing operations, EBITA, adjusted EBITA, EBITDA, adjusted EBITDA;

ii.
return on assets and any potential variant of return on assets, including but not limited to return on net assets, return on average assets, core return on average assets, cash return on average assets;

iii.
return on equity and any potential variant of return on equity, including but not limited to core return on equity, return on average equity, return on average tangible common equity, return on average common tangible equity, cash return on average tangible equity;

iv.	return on capital and any potential variant of return on capital, including but not limited to return on invested capital, average assets, shareholder equity as a percentage of assets;

v.
income and any potential variant of income, including but not limited to income before or after taxes, net income or net income before or after taxes, interest income, net interest income, noninterest income, noninterest income as a percentage of revenue, noninterest income as a percentage of revenue on an operating basis;

vi.	cash flow and any potential variant of cash flow, including but not limited to operating cash flow, free cash flow, or free cash flow per share;

vii.
asset quality and any potential variant of asset quality, including but not limited to asset quality of loan portfolio, credit quality, net charge-offs or net charge-off percentage, net recoveries, charge-offs, recoveries, reduction in nonperforming assets, delinquency, delinquency as a percentage of loans, allowance for loan losses, provision for loan losses as a percentage of loans, impairments, nonperforming loans, asset quality ratios;

viii.	internal rate of return, increase in net present value;

ix.	revenue, gross revenues, and pre-provision net revenue;

x.	gross margins, efficiency ratios, operating efficiency ratio;

xi.	expenses, expense reduction, expense control, expense efficiency ratios, noninterest expenses;

xii.	strategic plan development and implementation;

xiii.	capital levels, capital preservation (core or risk based);

xiv.	loan growth, loan closings, loan sales, loan portfolio composition;

xv.	stock price (including, but not limited to, total shareholder return, stock price, stock price appreciation, market capitalization) or market share;

xvi.	sustainability measures (such as percentage reduction in paper consumption);

xvii.	growth in managed assets, return on securities held for investment, return on securities portfolio;

xviii.	book values, tangible book value;

xix.	change in deposits (including but not limited to an increase, decrease, or change in mix of deposits);

xx.	net interest margin, net interest margin on a fully tax equivalent basis;

xxi.	capital ratios, leverage ratios, risk-weighted assets, equity to assets ratio, dividend payout ratio; or

xxii.	profit and any potential variant of profit or profitability.

A Performance Goal need not be based upon an increase or positive result under a business criterion and could include, for example, maintaining the status quo or limiting economic losses.

(g) Adjustments.

At the time the Committee determines the terms of the Award, the Committee may specify adjustments to be applied to the calculation of the Performance Targets with respect to the relevant Performance Period to take into account certain items to the extent identified in the financial statements of the Company, including footnotes or in the Management’s Discussion and Analysis of Financial Condition accompanying the financial statements, or in the Compensation Discussion and Analysis section, if any, of the Company’s annual proxy statement, including, without limitation, any one or more of the following:

i.	the impact of changes in GAAP, tax rates, tax provisions, tax valuation allowances, regulations, or laws;

ii.	the gain, loss, income, cost or expense reported publicly by the Company that are unusual in nature or infrequent in occurrence determined in accordance with GAAP;

iii.	the gain, loss, income, cost or expense resulting from the disposition of a business, in whole or in part, or the sale of investments or non-core assets;

iv.	the gain, loss, income, cost or expense from litigation or claims or settlements, including, but not limited to tax claim judgments or settlements;

v.	the gain, loss, income, cost or expense from regulatory proceedings or inquiries to the extent such proceeding or inquiries are not routine or ordinary course proceedings or inquires;

vi.	the gain, loss, income, cost or expense related to insurance recoveries, including but not limited to life insurance benefits;

vii.	the impact of impairment of tangible or intangible assets, including but not limited to impairment on acquired facilities;

viii.	the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company;

ix.
mergers and acquisition costs or expenses or impacts, purchase accounting items, acquisition integration costs or expenses, or costs or expenses or other impacts from acquisitions or dispositions of assets or liabilities;

x.	pension costs or expenses;

xi.	the gain, loss, income, cost or expense from the sale of securities, including but not limited to fixed income securities;

xii.	the gain, loss, income, cost or expense on extinguishment of debt;

xiii.	the gain, loss, income, cost or expense on termination of derivatives;

xiv.	severance or termination related costs or expenses.

Notwithstanding anything to the contrary in the Plan, the Committee’s adjustment of any Performance Target(s) to take into account any of the items identified above shall not preclude the Committee’s exercise of negative discretion to the extent permitted under Section 3(c).

4.    Termination of Employment

(a) Death, Disability, or Retirement.

Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Subsidiaries terminates prior to payment of an Award by reason of the Participant’s death, Disability, or by reason of the Participant’s retirement from the Company and/or its Subsidiaries, the Participant will remain eligible, subject to Section 3, to receive an Award with respect to the applicable Performance Period. The Award shall be determined and payable in accordance with Section 3, except that the amount, if any, shall be prorated to take into account the number of days that the Participant was employed by the Company and its Subsidiaries during the Performance Period.

(b) Other Terminations.

Unless otherwise determined by the Committee, or otherwise required by applicable law, if a Participant’s employment with the Company and its Subsidiaries terminates prior to the payment of an Award for any reason not described in Section 4(a), the Participant’s participation in the Plan for the applicable Performance Period shall terminate and the Participant shall not be entitled to an Award for the applicable Performance Period.

5.    Deferral

Subject to applicable laws, including, without limitation, Section 409A, the Committee may permit a Participant to elect to defer a portion of an Award in accordance with the terms established by the Committee. A deferral election may be made by a Participant no later than six (6) months prior to the end of the performance period, provided that (i) the performance period is at least 12 months long; (ii) the Participant performs services for the Company or a Subsidiary continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the election is made; and (iii) the election to defer performance-based compensation is not made after such compensation has become readily ascertainable. For these purposes, a right to payment is treated as readily ascertainable when it is substantially certain that the Performance Target(s) related to the Performance Goal(s) will be met. The timing of any deferral election shall be further governed by the principles of and regulations under Section 409A.

6.    Effective Date

The Plan shall become effective upon its adoption by the Board. The Company intends to seek shareholder approval of the Plan. Prior to shareholder approval, the Company may grant Awards under the Plan, including Awards intended to qualify as performance based compensation under Section 162(m). If shareholder approval is not obtained at or before the first annual meeting of shareholders to occur after adoption of the Plan by Board, (including any adjournment or adjournments of the meeting), the Plan and any Awards made under the Plan shall terminate ab initio and be of no further force and effect.

7.     Amendment and Termination

Subject to applicable laws, rules, and regulations, the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable under the Plan as performance-based compensation under Section 162(m).

8.     Miscellaneous

(a) Tax Withholding.

The Company or a Subsidiary, as appropriate, may require any Participant entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not the cash payment is made in connection with an Award) any applicable taxes required to be withheld with respect to the cash payment.

(b) No Rights to Awards or Employment.

The Plan is not a contract between the Company and a Participant. No Participant shall have any claim or right to receive Awards under the Plan. Nothing in the Plan shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, in accordance with the laws of the applicable jurisdiction, at any time, with or without cause, including, without limitation, any individual who is then a Participant in the Plan.

(c) Section 409A.

If any provision of the Plan contravenes any regulations or guidance promulgated under Section 409A or could cause any Award to be subject to taxes, interest, or penalties under Section 409A, the Company may, in its sole discretion, modify the Plan to (a) comply with, or avoid being subject to, Section 409A, (b) avoid the imposition of taxes, interest, and penalties under Section 409A, or (c) maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A. The Company is not obligated to modify the Plan and there is no guarantee that any payments will be exempt from interest and penalties under Section 409A. Moreover, any discretionary authority that the Board or the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent discretionary authority will contravene Section 409A.

(d) Other Compensation.

Nothing in the Plan shall preclude or limit the ability of the Company or any Subsidiary to pay any compensation to a Participant under the Company’s or the Subsidiary’s other compensation and benefit plans and programs, including without limitation any equity plan or bonus plan program or arrangement.

(e) No Limitation on Corporate Actions.

Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking or not taking any corporate action, whether or not the action could have an adverse effect on any Awards made under the Plan. No Participant, beneficiary, or other person shall have any claim against the Company or any Subsidiary as a result of any corporate action that has an adverse effect on any Awards made under the Plan.

(f) Unfunded Plan.

To the extent an Award is deemed to constitute nonqualified deferred compensation within the meaning of Section 409A, the Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment of any Award, nothing contained in the Plan shall give any Participant any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan.

(g) Non-Transferability.

Except as set forth in Section 8(h), no Participant or beneficiary shall have the power or right to sell, transfer, assign, pledge, or otherwise encumber or dispose of the Participant’s interest under the Plan.

(h) Designation of Beneficiary.

A Participant may designate a beneficiary or beneficiaries to receive any payments which may be made following the Participant’s death in accordance with the Company’s policies as in effect from time to time. If a Participant does not designate a beneficiary, or the designated beneficiary or beneficiaries predeceases the Participant, any payments which may be made following the Participant’s death shall be made to the Participant’s estate.

(i) Severability.

If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to the unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan. Likewise, if any provision of the Plan would cause Awards not to constitute “qualified performance-based compensation” under Section 162(m) to a Covered Employee, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions of the Plan shall remain in full force and effect. Any specific action by the Committee that would violate Section 162(m) shall be void.

(j) Expenses.

The costs and expenses of administering the Plan shall be borne by the Company.

(k) Governing Law.

The Plan and all actions taken thereunder shall be governed by and construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

(l) Clawback Provisions.

Any Awards made under the Plan are subject to the Incentive Compensation Recovery Policy (the “Clawback Policy”) approved by the Board, and/or any revisions or amendments to the Clawback Policy that the Board may subsequently adopt. Participants in the Plan who are subject to the Clawback Policy acknowledge and agree by their participation in the Plan that, if the Clawback Policy is triggered, the Company will be entitled to recover any Award paid to them under this Plan in accordance with the terms and conditions of the Clawback Policy as now in existence and/or as it may be amended or revised by the Board.

9.     Definitions

For purposes of the Plan, the following terms shall be defined as follows:

“Award” means incentive compensation awarded under the Plan pursuant to Section 3.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the applicable rulings, regulations (including any proposed regulations) and guidance thereunder.

“Committee” means the Compensation Committee of the Board; provided, however if any member of the Compensation Committee does not qualify as an “outside director” for purposes of Section 162(m) (or any successor standard thereto), such individual shall not participate in the granting or administration of Awards intended to qualify as performance-based compensation exempt from the limitation on deductibility imposed by Section 162(m); provided, further, however, that the inadvertent participation by any member of the Committee not so qualified shall not otherwise invalidate any action or determination made by the Committee.

“Covered Employee” means any Participant that the Committee reasonably expects to be a “covered employee” within the meaning of Section 162(m) with respect to the applicable Performance Period.

“Disability” means eligibility for disability benefits under the terms of the Company’s or a Subsidiary’s long-term disability plan in effect at the time the Participant becomes disabled; provided, however, that, if payment or settlement of an Award subject to Section 409A is to be accelerated solely as a result of a Participant’s Disability, Disability shall have the meaning set forth in Section 409A.

“EBITA” means the Company’s earnings before interest, taxes, and amortization.

“EBITDA” means the Company’s earnings before interest, taxes, depreciation, and amortization.

“GAAP” means the United States Generally Accepted Accounting Principles, as in effect from time to time.

“Participant” means each executive officer and key employee of the Company or a Subsidiary whom the Committee designates as a participant under the Plan.

“Performance Goals” means the performance goals set forth in Section 3(f).

“Performance Period” means a fiscal year of the Company or such other period as may be designated by the Committee with respect to an Award.

“Performance Targets” means the performance targets related to the Performance Goals, which are established by the Committee for a Performance Period.

“Section 162(m)” means Section 162(m) of the Code, including any regulations promulgated pursuant to Section 162(m) of the Code.

“Section 409A” means Section 409A of the Code, including any regulations promulgated pursuant to Section 409(A) of the Code.

“Subsidiary” means (i) the Company’s wholly owned subsidiary Rockland Trust Company, a Massachusetts trust company chartered in 1907; (ii) any other corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body or and (iii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

INDEPENDENT BANK CORP.

Parent of Rockland Trust

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 17, 2017.

Vote by Internet

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Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees for Class III Directors listed, FOR Proposals 2 through 4, and FOR 1 YR. on Proposal 5.

1. Reelect the following Class III Directors:

Nominee	For	Against	Abstain
01 - William P. Bissonnette	☐	☐	☐
02 - Daniel F. O'Brien	☐	☐	☐
03 - Christopher Oddleifson	☐	☐	☐
04 - Maurice H. Sullivan, Jr.	☐	☐	☐
05 - Brian S. Tedeschi	☐	☐	☐

Proposal	1 Yr.	2 Yrs.	3 Yrs.	Abstain
5. Approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

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Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

INDEPENDENT
BANK CORP.
Parent of Rockland Trust

Proxy — INDEPENDENT BANK CORP.

THIS PROXY IS SOLICITED BY THE INDEPENDENT BANK CORP. BOARD OF DIRECTORS

The undersigned shareholder, having received a Notice of Meeting and Proxy Statement of the Board of Directors (hereinafter the "Proxy Statement"), appoint(s) each of Edward H. Seksay, Christopher Oddleifson, and Robert D. Cozzone, acting individually, attorney of the undersigned (with full power of substitution), for and in the name(s) of the undersigned, to attend the 2017 Annual Shareholder Meeting of Independent Bank Corp. to be held at the DoubleTree by Hilton Boston located at 929 Hingham Street, Rockland, Massachusetts 02370, on Thursday, May 18, 2017 at 10:00 a.m., Eastern Time, and any adjournment or adjournments thereof, and there to vote and act in regard to all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power given) to vote and act in accordance with any voting instructions provided. Attendance at the Annual Meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall, prior to the voting of shares, give written notice to the Corporate Secretary of the Company of his or her intention to vote in person. If a fiduciary capacity is attributed to the undersigned, this proxy is signed in that capacity.

The undersigned confer(s) upon each of Edward H. Seksay, Christopher Oddleifson, and Robert D. Cozzone, acting individually, discretionary authority to vote (a) on any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the Annual Meeting, and (b) with respect to the selection of directors in the event any nominee for director is unable to stand for election due to death, incapacity, or other unforeseen emergency.

YOUR SHARES WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS FORM WITHOUT INDICATING HOW YOU WANT YOUR SHARES VOTED, THEY WILL BE VOTED IN ACCORDANCE WITH BOARD OF DIRECTORS RECOMMENDATIONS AND OTHERWISE AT THE DISCRETION OF THE PROXY HOLDER FOR ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE ANNUAL SHAREHOLDER MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

INDEPENDENT
BANK CORP.
Parent of Rockland Trust

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IMPORTANT ANNUAL MEETING INFORMATION

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Vote by Internet

- Go to **www.envisionreports.com/INDB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice & Admission Ticket

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/INDB

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/INDB** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of proxy materials and a proxy card, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 8, 2017 to facilitate timely delivery.

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Shareholder Meeting Notice & Admission Ticket

Independent Bank Corp.'s 2017 Annual Shareholder Meeting will be held at 10:00 a.m., Eastern Time, on Thursday, May 18, 2017 at DoubleTree by Hilton Boston located at 929 Hingham Street, Rockland, Massachusetts 02370.

Proposals to be voted on at the meeting are listed below along with the voting recommendations of the Board of Directors.

The Board of Directors recommends that you vote FOR all the Director nominees, FOR proposals 2 through 4, and for ONE YEAR on proposal 5.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Independent Bank Corp. 2017 Annual Shareholder Meeting

Directions to the Independent Bank Corp. 2017 Annual Shareholder meeting are available in the proxy statement, which can be viewed at www.envisionreports.com/INDB.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/INDB**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Independent Bank Corp." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 8, 2017.

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